                                                                   EXHIBIT 10.17

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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 13,1996

                                     AMONG

                          STUART ENTERTAINMENT, INC.,
                                      AND
                        BINGO PRESS & SPECIALTY LIMITED,
                                      AND
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                 AS U.S. AGENT,

                                      AND

                             BANK OF AMERICA CANADA
                               AS CANADIAN AGENT,

                                      AND

                           THE CHASE MANHATTAN BANK,
                                  AS CO-AGENT,

                                      AND

                       THE CHASE MANHATTAN BANK OF CANADA
                                  AS CO-AGENT,

                                      AND
                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



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
                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS
       1.01. Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.02. Other Interpretive Provisions  . . . . . . . . . . . . . . . . . 30
              (a) Defined Terms . . . . . . . . . . . . . . . . . . . . . . . 30
              (b) The Agreement . . . . . . . . . . . . . . . . . . . . . . . 30
              (c) Certain Common Terms. . . . . . . . . . . . . . . . . . . . 30
              (d) Performance; Time . . . . . . . . . . . . . . . . . . . . . 30
              (e) Contracts . . . . . . . . . . . . . . . . . . . . . . . . . 31
              (f) Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              (g) Captions. . . . . . . . . . . . . . . . . . . . . . . . . . 31
              (h) Independence of Provisions  . . . . . . . . . . . . . . . . 31
              (i) Interpretation I  . . . . . . . . . . . . . . . . . . . . . 31
              (j) Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . 31
       1.03. Accounting Principles. . . . . . . . . . . . . . . . . . . . . . 32
       1.04. Principle of Deemed Reinvestment . . . . . . . . . . . . . . . . 32
       1.05. Effect of Amendment and Restatement. . . . . . . . . . . . . . . 32

ARTICLE II THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
       2.01. Amounts and Terms of Commitments . . . . . . . . . . . . . . . . 33
              (a) Intentionally Omitted . . . . . . . . . . . . . . . . . . . 33
              (b) The Revolving Credit  . . . . . . . . . . . . . . . . . . . 33
       2.02. Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
       2.03. Procedure for Borrowing and Issuance of Letters of Credit. . . . 34

       2.04. Conversion and Continuation Elections. . . . . . . . . . . . . . 36
       2.05. Voluntary Termination or Reduction of Commitments  . . . . . . . 38
       2.06. Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . 39
       2.07. Mandatory Prepayments of Loans; Mandatory Commitment Reductions. 39

              (a) Revolving Loans in Excess of the Aggregate Revolving
                     Commitment or Borrowing Base . . . . . . . . . . . . . . 39
              (b) General . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       2.08.  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
              (a) Intentionally Omitted . . . . . . . . . . . . . . . . . . . 40
              (b) The Revolving Credit. . . . . . . . . . . . . . . . . . . . 40
       2.09. Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       2.10. Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
              (a) Underwriting Fee. . . . . . . . . . . . . . . . . . . . . . 41
              (b) Non-Use Fees. . . . . . . . . . . . . . . . . . . . . . . . 41
              (c) Agency Fee. . . . . . . . . . . . . . . . . . . . . . . . . 41

              (d) Letters of Credit Fees. . . . . . . . . . . . . . . . . . . 42
              (e) Audit Fees  . . . . . . . . . . . . . . . . . . . . . . . . 42
       2.11. Computation of Fees and Interest . . . . . . . . . . . . . . . . 42
       2.12. Payments by the Companies. . . . . . . . . . . . . . . . . . . . 43
       2.13. Payments by the Lenders to the Agents. . . . . . . . . . . . . . 44
       2.14. Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . 45
       2.15. Certain Letter of Credit Provisions. . . . . . . . . . . . . . . 45
       2.16. Currency of Payment. . . . . . . . . . . . . . . . . . . . . . . 49

 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . . 49
       3.01. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       3.02. Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
       3.03. Increased Costs and Reduction of Return. . . . . . . . . . . . . 54
       3.04. Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . 55
       3.05. Inability to Determine Rates . . . . . . . . . . . . . . . . . . 56
       3.06. Certificates of Lenders  . . . . . . . . . . . . . . . . . . . . 56
       3.07. Substitution or Termination of Lender. . . . . . . . . . . . . . 56
       3.08. Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

ARTICLE IV CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . 57
       4.01. Conditions of Initial Loans. . . . . . . . . . . . . . . . . . . 57
              (a) Credit Agreement and Notes. . . . . . . . . . . . . . . . . 57
              (b) Resolutions; Incumbency . . . . . . . . . . . . . . . . . . 57
              (c) Articles of Incorporation; By-laws and Good Standing. . . . 58
              (d) Collateral Documents. . . . . . . . . . . . . . . . . . . . 58
              (e) Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . 59
              (f) Payment of Fees . . . . . . . . . . . . . . . . . . . . . . 60
              (g) UCC-3 Termination Statements. . . . . . . . . . . . . . . . 60
              (h) Certificate . . . . . . . . . . . . . . . . . . . . . . . . 60
              (i) Financial Statements. . . . . . . . . . . . . . . . . . . . 60
              (j) Borrowing Base Certificate. . . . . . . . . . . . . . . . . 60
              (k) Insurance Policies. . . . . . . . . . . . . . . . . . . . . 61
              (l) Subordinated Debt Investment in U.S. Company. . . . . . . . 61
              (m) Acquisition . . . . . . . . . . . . . . . . . . . . . . . . 61
              (n) Repayment of Existing Debt. . . . . . . . . . . . . . . . . 61
              (o) Other Documents . . . . . . . . . . . . . . . . . . . . . . 61
       4.02. Conditions to All Borrowings and Issuance of Letters of
                   Credit . . . . . . . . . . . . . . . . . . . . . . . . . . 61
              (a) Notice of Borrowing . . . . . . . . . . . . . . . . . . . . 61
              (b) Representations and Warranties. . . . . . . . . . . . . . . 61
              (c) No Existing Default . . . . . . . . . . . . . . . . . . . . 62
              (d) No Change in Condition  . . . . . . . . . . . . . . . . . . 62

ARTICLE V REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . 62
       5.01. Corporate Existence and Power. . . . . . . . . . . . . . . . . . 62

       5.02. Corporate Authorization; No Contravention  . . . . . . . . . . . 63
       5.03. Governmental Authorization . . . . . . . . . . . . . . . . . . . 63
       5.04. Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . 63
       5.05. Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
       5.06. No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
       5.07. ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . 64
       5.08. Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . 65
       5.09. Title to Properties. . . . . . . . . . . . . . . . . . . . . . . 65
       5.10. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       5.11. Financial Condition. . . . . . . . . . . . . . . . . . . . . . . 66
       5.12. Environmental  Matters . . . . . . . . . . . . . . . . . . . . . 66
       5.13. Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . 67
       5.14. No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . 67
       5.15. Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       5.16. Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . 67
       5.17. Copyrights, Patents, Trademarks and Licenses, Etc. . . . . . . . 67
       5.18. Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . 68
       5.19. Broker's Transaction Fees. . . . . . . . . . . . . . . . . . . . 68
       5.20. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
       5.21. Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . 68
       5.22. Eligibility of Collateral. . . . . . . . . . . . . . . . . . . . 68
       5.23. Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
       5.24. Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . 69

ARTICLE VI AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 69
       6.01. Financial Statements . . . . . . . . . . . . . . . . . . . . . . 69
       6.02. Certificates; Other Information  . . . . . . . . . . . . . . . . 71
       6.03. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
       6.04. Preservation of Corporate Existence, Etc.  . . . . . . . . . . . 73
       6.05. Maintenance of Property  . . . . . . . . . . . . . . . . . . . . 73
       6.06. Insurance; Condemnation. . . . . . . . . . . . . . . . . . . . . 73
       6.07. Payment of Obligations . . . . . . . . . . . . . . . . . . . . . 76
       6.08. Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . 77
       6.09. Inspection of Property and Books and Records . . . . . . . . . . 77
       6.10. Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . 77
       6.11. Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . 78
       6.12. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . 78
       6.13. Inventory Reports. . . . . . . . . . . . . . . . . . . . . . . . 78
       6.14. Excess Availability. . . . . . . . . . . . . . . . . . . . . . . 78
       6.15. Collateral Audit . . . . . . . . . . . . . . . . . . . . . . . . 79
       6.16. Significant Subsidiaries . . . . . . . . . . . . . . . . . . . . 79

ARTICLE VII NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . 79
       7.01. Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . 79

       7.02. Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . 81
       7.03. Consolidations and Mergers. . .  . . . . . . . . . . . . . . . . 81
       7.04. Loans and Investments  . . . . . . . . . . . . . . . . . . . . . 82
       7.05. Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . 82
       7.06. Transactions with Affiliates . . . . . . . . . . . . . . . . . . 83
       7.07. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . 83
       7.08. Contingent Obligations . . . . . . . . . . . . . . . . . . . . . 83
       7.09. Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . 84
       7.10. Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . 84
       7.11. Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . . 84
       7,12. Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . 85
       7.13. Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . 85
       7.14. Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
       7.15. Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . 86
       7.16, Fixed Charge Ratio. . .  . . . . . . . . . . . . . . . . . . . . 86
       7.17. Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . 87
       7.18. Change in Business . . . . . . . . . . . . . . . . . . . . . . . 87
       7.19. Change in Structure. . . . . . . . . . . . . . . . . . . . . . . 87
       7.20. Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . 88
       7.21. Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . 88
       7.22. Amendments to Acquisition Documents and Subordinated Debt
              Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 88

ARTICLE VIII EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . 88
       8.01. Event of Default   . . . . . . . . . . . . . . . . . . . . . . . 88
              (a) Non-Payment   . . . . . . . . . . . . . . . . . . . . . . . 88
              (b) Representation or Warranty  . . . . . . . . . . . . . . . . 88
              (c) Specific Defaults   . . . . . . . . . . . . . . . . . . . . 89
              (d) Other Defaults  . . . . . . . . . . . . . . . . . . . . . . 89
              (e) Cross-Default   . . . . . . . . . . . . . . . . . . . . . . 99
              (f) Insolvency; Voluntary Proceedings . . . . . . . . . . . . . 90
              (g) Involuntary Proceedings . . . . . . . . . . . . . . . . . . 90
              (h) Monetary Judgments. . . . . . . . . . . . . . . . . . . . . 90
              (i) Non-Monetary Judgments. . . . . . . . . . . . . . . . . . . 90
              (j) Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 91
              (k) Ownership   . . . . . . . . . . . . . . . . . . . . . . . . 91
              (l) Loss of Licenses. . . . . . . . . . . . . . . . . . . . . . 91
              (m) Guarantor Defaults  . . . . . . . . . . . . . . . . . . . . 91
              (n) Material Adverse Change . . . . . . . . . . . . . . . . . . 92
              (o) Non-Compliance with Subordinated Debt Documents . . . . . . 92
       8.02. Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
       8.03. Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . 92

ARTICLE IX THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
       9.01. Appointment and Authorization  . . . . . . . . . . . . . . . . . 93

       9.02. Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . 93
       9.03. Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . 93
       9.04. Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . . . 94
       9.05. Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . 94
       9.06. Credit  Decision . . . . . . . . . . . . . . . . . . . . . . . . 94
       9.07. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 95
       9.08. Agent in Individual Capacity . . . . . . . . . . . . . . . . . . 96
       9.09. Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . 96
       9.10. Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . 96
       9.11. Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

ARTICLE X MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
       10.01. Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . 97
       10.02. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
       10.03. No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . 99
       10.04. Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . 99
       10.05. Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .  100
              (a) General Indemnity . . . . . . . . . . . . . . . . . . . .  100
              (b) Environmental Indemnity . . . . . . . . . . . . . . . . .  100
              (c) Survival; Defense . . . . . . . . . . . . . . . . . . . .  101
       10.06. Marshaling; Payments Set Aside. . . . . . . . . . . . . . . .  101
       10.07. Successors and Assigns. . . . . . . . . . . . . . . . . . . .  101
       10.08. Assignments,  Participations, Etc.  . . . . . . . . . . . . .  102
       10.09. Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
       10.10. Collateral Account  . . . . . . . . . . . . . . . . . . . . .  105
       10.11. Intentionally Omitted . . . . . . . . . . . . . . . . . . . .  106
       10.12. Currency of Judgment  . . . . . . . . . . . . . . . . . . . .  106
       10.13. Notification of Addresses, Lending Offices, Etc . . . . . . .  106
       10.14. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  106
       10.15. Severability  . . . . . . . . . . . . . . . . . . . . . . . .  106
       10.16. No Third Parties Benefited  . . . . . . . . . . . . . . . . .  107
       10.17. Governing Law and Jurisdiction. . . . . . . . . . . . . . . .  107
       10.18. Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  107
       10.19. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  108

                     AMENDED AND RESTATED CREDIT AGREEMENT

              This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 13, 1996, among STUART ENTERTAINMENT, INC., a Delaware corporation (the "U.S. Company"), BINGO PRESS & SPECIALTY LIMITED, an Ontario corporation (the "Canadian Company"), the financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as U.S. Agent as provided herein, BANK OF AMERICA CANADA, as Canadian Agent as provided herein, and THE CHASE MANHATTAN BANK, and THE CHASE MANHATTAN BANK OF CANADA, as Co-Agents (collectively the "Co-Agents").

                                    RECITALS

              WHEREAS, the U.S. Company, the Canadian Company, the Lenders, the U.S Agent and the Canadian Agent are parties to that certain Credit Agreement dated as of December 13, 1994 (as amended from time to time, the "Original Credit Agreement");

              WHEREAS, the U.S. Company, intends to raise approximately One Hundred Million U.S. Dollars (U.S.$100,000,000) of subordinated debt, which funds shall be used by the U.S. Company to (i) purchase substantially all of the assets of Trade Products, Inc. and (ii) repay certain existing indebtedness of the U.S. Company and the Canadian Company.

              WHEREAS, in connection with the foregoing transactions and to amend the Original Credit Agreement in certain other respects, the U.S. Company, the Canadian Company, the Lenders, the U.S. Agent and the Canadian Agent have agreed to amend, restate and replace the Original Credit Agreement with this Agreement;

              NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

              1.01. Defined Terms,

              In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

              "Account Debtor" means any Person who is or who may become obligated to a Company under, with respect to, or on account of an Account Receivable.

              "Account Receivable" means any account of a Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized and any other right of a Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

              "Acquisition" means the acquisition by the U.S. Company of substantially all of the assets of Seller pursuant to the terms of the Acquisition Documents.

              "Acquisition Documents" means the Asset Purchase Agreement dated as of August 6, 1996 among the U.S. Company, Seller and the shareholders of Seller, as amended by a First Amendment to Asset Purchase Agreement dated as of October 10, 1996, and the agreements, instruments and documents executed in connection therewith.

              "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, no Lender shall be deemed an "Affiliate" of a Company or of any Subsidiary of a Company.

              "Agent" means the Canadian Agent or the U.S. Agent.

              "Agent-Related Persons" means BofA (Canada) and any successor agent, and BofA (U.S.) and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

              "Aggregate Revolving Commitment" means the combined Revolving, Commitments of the Lenders (with the amounts of the Commitments of the Canadian Lenders expressed in U.S. Dollars at the Current Exchange Rate), which equals the sum of Thirty Million U.S Dollars (U.S.$30,000,000), as such sum may be reduced from time to time pursuant to this Agreement.

              "Aggregate Revolving Loan Availability" means the sum of Canadian Revolving Loan Availability plus U.S. Revolving Loan Availability (with the amount of the Revolving Loan Availability of the Canadian Company expressed in U.S. Dollars at the Current Exchange Rate).

              "Agreement" means this Amended and Restated Credit Agreement, as amended from time to time in accordance with the terms hereof.

              "Applicable Accounting Principles" means U.S. GAAP.
The Applicable Accounting Principles applied to the consolidated financial statements of the U.S. Company and its Subsidiaries shall be U.S. GAAP.

              "Applicable Agent" means, with respect to the Canadian Company, the Canadian Agent, and with respect to the U.S. Company, the U.S. Agent.

              "Applicable Currency" means, with respect to the Canadian Company, Canadian Dollars, and with respect to the U.S. Company, U.S. Dollars.

              "Applicable Federal Funds Rate" means, with respect to the Canadian Company, the Canadian Federal Funds Rate, and with respect to the U.S. Company, the U.S. Federal Funds Rate.

              "Applicable Issuer" means, with respect to the Canadian Company, the Canadian Issuer, and with respect to the U.S. Company, the U.S. Issuer.

              "Applicable Lenders" means, with respect to the Canadian Company, the Canadian Lenders, and with respect to the U.S. Company, the U.S. Lenders.

              "Applicable Margin" means, at any time, (a) with respect to the unpaid principal amount of each Offshore Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Offshore Rate Loans" opposite the Leverage Ratio in effect at such time; (b) with respect to the unpaid principal amount of each Base Rate Loan and Canadian Base Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Base Rate/Canadian Base Rate Loans" opposite the Leverage Ratio in effect at such time; (c) with respect to the unpaid principal amount of each BA Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for BA Rate Loans" opposite the Leverage Ratio in effect at such time; (d) with respect to the Letters of Credit fee described in subsection 2.10(d), the applicable percentage set forth below in the column entitled "Applicable Margin for Letters of Credit Fee" opposite the Leverage Ratio in effect at such time; and (e) with respect to the non-use fee described in subsection 2.10(b), the applicable percentage set forth below in the column entitled "Applicable Margin for Non-Use Fee" opposite the Leverage Ratio in effect at such time.

                                           Applicable
                                           Margin For
                        Applicable         Base Rate/           Applicable        Applicable         Applicable
                        Margin For          Canadian            Margin For        Margin For         Margin For
                         Offshore          Base Rate             BA Rate           Letter of          Non-Use
   Leverage Ratio       Rate Loans           Loans                Loans           Credit Fee            Fee
Less than 2.50:1.0       1.250%               .250%              1.250%             1.125%            0.300%

                                           Applicable
                                           Margin For
                      Applicable           Base Rate/         Applicable         Applicable            Applicable
                      Margin For            Canadian          Margin For         Margin For            Margin For
                       Offshore            Base Rate            BA Rate           Letter of             Non-Use
Leverage Ratio        Rate Loans             Loans               Loans           Credit Fee               Fee
Greater than or equal    1.500%               0.500%             1.500%             1.375%                 0.375%
to 2.50:1.0 but less
than 3.25:1.0

Greater than or equal    1.750%               0.750%             1.750%             1.625%                 0.375%
to 3.25:1.0 but less
than 4.00:1.0

Greater than or equal    2.000%               1.000%             2.000%             1.875%                 0.375%
to 4.00:1.0 but less
than 4.75:1.0

Greater than or equal    2.750%               1.750%             2.750%             2.625%                 0.500%
to 4.75:1.0

              The initial Applicable Margin for Offshore Rate Loans shall be 2.000%, the initial Applicable Margin for Base Rate Loans and Canadian Base Rate Loans shall be 1.000%, the initial Applicable Margin for BA Rate Loans shall be 2.000%, the initial Applicable Margin for the Letters of Credit fee shall be 1.875% and the initial Applicable Margin for the non-use fee shall be 0.375%, and each initial Applicable Margin shall remain in effect until the delivery of a Compliance Certificate with respect to the fiscal year ending December 31, 1996. Thereafter, the Applicable Margin shall be based on the Leverage Ratio in effect as set forth in the Compliance Certificate most recently delivered by the U.S. Company to the Agents. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the U.S. Company to the Agents of a new Compliance Certificate pursuant to subsection 6.02(b). If the U.S. Company shall fail to deliver a Compliance Certificate within 50 days (or, in the case of the fourth fiscal quarter of any fiscal year, 95 days) after the end of any fiscal quarter as required pursuant to subsection 6.02(b), the Applicable Margin from and including the 51st or 96th day, as the case may be, after the end of such fiscal quarter to but not including the date the U.S. Company delivers to the Agents a Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin specified in the above chart for the type of loan or fee. Whenever a change in the Leverage Ratio results in an adjustment to the Applicable Margin, the U.S. Company shall deliver to the Agents, together with the required Compliance Certificate, a Pricing Change Certificate.

              "Assignee" has the meaning specified in subsection 10.08(a).

              "Assignment and Acceptance" has the meaning specified in subsection 10.08(a).

              "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

              "BA Rate" means, for each Interest Period in respect of BA Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the market bid rate determined by the Reference Bank for banker's acceptances (with a tenor comparable to such Interest Period and in an amount comparable to such BA Rate Loans) accepted by the Reference Bank on the first day of such Interest Period.

              "BA Rate Loan" means a Loan that bears interest based on the BA Rate.

              "BAI" means Bank of America Illinois, an Illinois banking corporation.

              "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as amended (11 U.S.C. Section 101, et seq.).

              "Base Net Worth" means (1) the greater of (i) 90% of Net Worth on the last day of the month in which the Closing Date occurs, and (ii) Twenty Nine Million Seven Hundred Fifty Thousand U.S. Dollars (U.S.$29,750,000), plus
(2) 90% of any Net Issuance Proceeds, minus (3) the after tax effect of a non-cash write up of the inventory acquired from Seller, to the extent such affected inventory was not sold prior to the first day of the month following the Closing Date, with a pre-tax limit to such write-up of Two Million Six Hundred Thousand U.S. Dollars (U.S.$2,600,000), minus (4) the after tax effect of a severance charge between the Closing Date and December 31, 1996, to the extent such severance charge was not booked prior to the first day of the month following the Closing Date, not to exceed Five Hundred Thousand U.S. Dollars (U.S.$500,000) on a pre-tax basis.

              "Base Rate" means, for any day, the higher of:

              (a) the rate of interest in effect for such day as publicly announced from time to time by BofA (U.S.) in San Francisco, California, as its "reference rate"; such rate being set by BofA (U.S.) based upon various factors including BofA (U.S.)'s costs and desired return, general economic conditions and other factors, and used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

              (b)    50% per annum above the latest U.S. Federal Funds Rate.

              Any change in the reference rate announced by BofA (U.S.) shall take effect at the opening of business on the day specified in the public announcement of such change.

              "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

              "BofA (Canada)" means Bank of America Canada, a bank chartered under the laws of Canada.

              "BofA (U.S.)" means Bank of America National Trust and Savings Association, a national banking association.

              "Borrowing" means a borrowing hereunder consisting of Loans made to a Company on the same day by its Applicable Lenders pursuant to Article II.

              "Borrowing Base" means, as of any date of determination, with respect to a Company, the sum of (a) 80% of the net amount (less such reserves as the Agents and the Lenders may create from time to time in their reasonable judgment) of Eligible Accounts Receivable of such Company, plus (b) the lesser of (i) the sum of, (A) 60% of the net amount (determined on a FIFO basis, at the lower of cost and market value, after deduction of such reserves as the Agents and the Lenders may create from time to time in their reasonable judgment) of Eligible Inventory comprised of raw materials of such Company, (B) 25% of the net amount (determined on a FIFO basis, at the lower of cost and market value, after deduction of such reserves as the Agents and the Lenders may create from time to time in their reasonable judgment) of Eligible Inventory comprised of work-in-process of such Company and (C) 50% of the net amount (determined on a FIFO basis, at the lower of cost and market value, after deduction of such reserves as the Agents and the Lenders may create from time to time in their reasonable judgment) of Eligible Inventory comprised of finished goods for such Company and (ii) Ten Million U.S. Dollars (U.S.$10,000,000), less the aggregate amount of Loans outstanding against the Eligible Inventory of the other Company (with the Loans of the Canadian Company expressed in U.S. Dollars at the Current Exchange Rate). For purposes of classifying Inventory as raw materials, work-in-process or finished goods, it is assumed that until such time as such Company converts to a perpetual inventory system acceptable to the Agents in their reasonable discretion, the Inventory reported to the Agents will consist of the percentage of raw materials, work-in-process or finished goods set forth on the most recent physical inventory conducted by such Company pursuant to Section 6.13 of the Credit Agreement. The Eligible Inventory shall exclude (i) freight-out charges,
(ii) freight-in charges in excess of 3% of the total amount of Inventory and
(iii) fully absorbed overhead. The Companies shall report to the Agents any changes in the classification of Inventory as soon as such information is available, but in any event, not later than 30 days after completion of a physical inventory. For purposes hereof, the Loans outstanding shall first be based on that portion of the Borrowing Base comprised of Eligible Accounts Receivable and, second, to that portion of the Borrowing Base comprised of Eligible Inventory. The Borrowing Base with respect to the Canadian Company shall be calculated in Canadian Dollars and the Borrowing Base with respect to the U.S. Company shall be calculated in U.S. Dollars.

              "Borrowing Base Certificate" means, with respect to a Company, a certificate duly completed and executed by an authorized officer of such Company, in form and substance acceptable to the Agents and the Lenders.

              "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, San Francisco or Toronto are authorized or required by law to close; provided, that with respect to all notices, determinations, continuances, conversions, fundings and payments in connection with Offshore Rate Loans, a Business Day shall not include any day on which trading by and between banks in U.S. Dollar deposits may not be carried on in the London interbank market.

              "Canadian Agent" means BofA (Canada) in its capacity as agent hereunder and under the other Loan Documents as provided in Article IX, and any successor agent.

              "Canadian Agent's Payment Office" mews the address for payments set forth on the signature page hereto in relation to the Canadian Agent or such other address as the Canadian Agent may from time to time specify in accordance with Section 10.02.

              "Canadian Base Rate" means, for any day, the rate of interest per annum equal to the greater of (i) the rate which is publicly announced from time to time by BofA (Canada) in Toronto, Ontario, as its "prime rate"; and which is its reference rate of interest for loans in Canadian Dollars to Canadian borrowers; and (ii) the average rate for Canadian Dollar bankers' acceptance having a term of one month that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such bankers' acceptances) at 10:00 a.m. (Toronto time) plus 75% adjusted automatically with each quoted, published or displayed change in such rate, all without necessity of any notice to a Company or any other Person.

              "Canadian Base Rate Loan" means a Loan that bears interest based on the Canadian Base Rate,

              "Canadian Company" has the meaning specified in the introductory clause hereto.

              "Canadian Company Security Agreements" means the amended and restated fixed and floating charge demand debenture executed and delivered by the Canadian Company to the Canadian Agent on December 13, 1994 as amended by the amendment executed and delivered by the Canadian Company to the Canadian Agent on the date hereof, the pledge of debenture and the general assignment of book debts executed and delivered by the Canadian Company to the Canadian Agent on December 13, 1994, the general security agreement and the amended and restated pledge agreement executed and delivered by the Canadian Company to the Canadian Agent on the date hereof as amended, modified, supplemented or reaffirmed from time to time in accordance with the terms thereof.

              "Canadian Dollars and Cdn$" each mean lawful money of Canada.

              "Canadian Federal Funds Rate" means the overnight rate established by the Canadian Agent based on its customary practice.

              "Canadian GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor institute and, where the Canadian Institute of Chartered Accountants or any successor institute includes a statement in its Handbook or any successor thereto of any method or alternative methods of accounting, such statements shall be regarded as the only generally accepted accounting principles applicable to the circumstances that it covers and references herein to Canadian GAAP shall be interpreted accordingly.

              "Canadian Issuer" means BofA (Canada) in its capacity as issuer of the Letters of Credit for the account of the Canadian Company.

              "Canadian Lenders" means a Lender with a Revolving Commitment to the Canadian Company either as listed on Schedule 2.1(b) or as a result of one or more assignments pursuant to Section 10.08, and includes the Canadian Issuer.

              "Canadian Revolving Loan Availability" means the lesser of (a) the Revolving Commitments of the Canadian Lenders minus the aggregate undrawn face amount of all Letters of Credit issued for the account of the Canadian Company and (b) the Borrowing Base applicable to the Canadian Company (as calculated pursuant to the most recent Borrowing Base Certificate delivered by the Canadian Company pursuant to this Agreement).

              "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

              "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under Applicable Accounting Principles on a consolidated balance sheet of such Person and its Subsidiaries.

              "Capital Lease" means any leasing or similar arrangement which, in accordance with Applicable Accounting Principles, is classified as a capital lease.

              "Capital Lease Obligations" means, with respect to a Person, all monetary obligations of such Person under Capital Leases.

              "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

              "Cash Equivalents" means:

              (a) securities issued or fully guaranteed or insured by Canada or any agency thereof and backed by the full faith and credit of Canada and securities issued or fully guaranteed or insured by the United States or any agency thereof and backed by the full faith and credit of the

United States, in each case having maturities of not more than six months from the date of acquisition.

              (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Canadian bank or any branch or agency of a non-Canadian bank licensed to conduct business in Canada, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S., in each case having combined capital and surplus of not less than One Hundred Million U.S. Dollars (U.S.$100,000,000) and whose short term securities are rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc,; and

              (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than six months.

              "CERCLA" has the meaning specified in the definition of "Environmental Laws."

              "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Lenders.

              Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by a Company or any Guarantor as debtor and in or upon which a Lien now or hereafter exists in favor of any Lender, or an Agent on behalf of any Lender, whether under this Agreement or under any other documents executed by any such Persons and delivered to an Agent or any Lender.

              "Collateral Account" has the meaning specified in Section 10.10.

              "Collateral Documents" means, collectively, (i) the Canadian Company Security Agreements, the U.S, Company Security Agreement the U.S. Company Guaranty and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between a Company or any Guarantor and any Lender or an Agent for the benefit of any Lender now or hereafter delivered to a Lender or an Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against a Company or any Guarantor as debtor in favor of any Lender or an Agent for the benefit of any Lender as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

              "Commitment Percentage" means, (i) as to any U.S. Lender, the percentage equivalent of such Lender's Revolving Commitment to the U.S. Company, divided by the aggregate amount of Revolving Commitments to the U.S. Company, and (ii) with respect to any Canadian Lender, the percentage equivalent of such Lender's Revolving Commitment to the

Canadian Company, divided by the aggregate amount of Revolving Commitments to the Canadian Company.

              "Company" means the Canadian Company or the U.S. Company.

              "Company EBITDA" means, for any period, for the U.S. Company and its Subsidiaries on a consolidated basis, determined in accordance with U.S. GAAP, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as interest and all depreciation, amortization and other similar non-cash charges to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

              "Compliance Certificate" means a certificate duly completed and executed by a Responsible Officer of the U.S. Company, substantially in the form of Exhibit A hereto.

              "Consolidated Net Interest Expense" means, for any period, gross consolidated cash interest expense for such period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments but excluding the amortization of debt issuance costs and other similar fees and expenses) for the U.S. Company and its Subsidiaries, plus (a) the portion of the upfront costs and expenses for Rate Contracts (to the extent not included in gross consolidated cash interest expense) fairly allocated to such Rate Contracts as expenses for such period, plus (b) fees payable pursuant to subsections 2.10(b) and 2.10(d) (to the extent not included in gross consolidated cash interest expense) during such period, plus (c) the portion of any payments made in respect of Capital Leases allocated to interest expense (to the extent not included in gross consolidated cash interest expense) during such period, less (d) interest income for such period and Rate Contracts payments received; all as determined in accordance with U.S. GAAP.

              "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contact or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, mid shall, with respect to item (b)(iii) of this definition, be marked to market on a current basis.

              "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound,

              "Controlled Group" means the U.S. Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the U.S. Company pursuant to Section 414(b), (c), (m) or (o) of the U.S. Code.

              "Conversion Date" means, with respect to the Canadian Company, any date on which the Canadian Company converts a Canadian Base Rate Loan to a BA Rate Loan or a BA Rate Loan to a Canadian Base Rate Loan, and with respect to the U.S. Company, any date on which the U.S. Company converts a Base Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

              "Current Exchange Rate" means, on any date when an amount expressed in the Applicable Currency of a Company (the "Initial Currency") is to be converted into the Applicable Currency of the other Company (the "Converted Currency"), the nominal rate of exchange of BofA (U.S.) in the New York foreign exchange market for the purchase by BofA (U.S.) of such Converted Currency in exchange for the Initial Currency at 12:00 noon (New York time) one Business Day prior to such date (or otherwise in accordance with the normal practice of BofA (U.S.)), expressed as a number of units of such Converted Currency per one unit of such Initial Currency (such one unit being One U.S. Dollar or One Canadian Dollar, as the case may be).

              "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

              "Disbursement Date" has the meaning specified in Section 2.15.

              "Disposition" means (i) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsection 7.02(a) or 7.02(b), and (ii) the sale or transfer by a Company or any Subsidiary of a Company of any equity securities issued by any Subsidiary of a Company to any Person other than a Company or any Subsidiary of a Company.

              "Domestic Lending Office" means, with respect to each Lender, the office of that Lender designated as such in the signature pages hereto or such other office of such Lender as it may from time to time specify to the Companies and the Agents.

              "EBITDA" means, for any period, the sum of Company EBITDA and Seller EBITDA, plus to the extent such charges are included in the determination of EBITDA (i) the non-cash cost, on a pre-tax basis, of writing up the inventory acquired from Seller up to Two Million Six Hundred Thousand U.S. Dollars (U.S.$2,600,000) in the first six months after the

Closing Date and (ii) severance costs booked between the Closing Date and December 31, 1996 up to Five Hundred Thousand U.S. Dollars (U.S.$500,000).

              "Eligible Account Receivable" means, with respect to a Company, an Account Receivable owing to such Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized which meets the following requirements:

              (a)    it is genuine and in all respects what it purports to be;

              (b) it arises from either (i) the performance of services by such Company or Subsidiary, which services have been fully performed and acknowledged and/or accepted by the Account Debtor with respect thereto or (ii) the sale or lease of goods by such Company or Subsidiary; and if it arises from the sale or lease of goods, (A) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and such Company or Subsidiary does not have knowledge that the Account Debtor has failed to accept delivery of all or a portion of such goods, (B) such Company or Subsidiary has possession of shipping and delivery receipts evidencing such shipment, delivery and acceptance and (C) such sale or lease was made in compliance with all applicable laws;

              (c) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance, (ii) in the case of accounts owing to the U.S. Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized, is not unpaid more than 60 days after its due date and (iii) in the case of accounts owing to the Canadian Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized, is not unpaid more than 90 days after its due date;

              (d) it is not owing by an Account Debtor with respect to which 10% or more of the aggregate Accounts Receivable owing by such Account Debtor to such Company or Subsidiary are past due;

              (e) it is subject to the Lien of the Applicable Agent and is not subject to any other assignment claim or Lien, other than a lien permitted under this Agreement;

              (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to setoff, counterclaim, contra, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Agents identifying or including such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

              (g) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

              (h) it does not arise out of a contract which, by its terms, forbids, restricts or makes void or unenforceable the assignment by such Company or Subsidiary to the Agents of the Account Receivable arising with respect thereto;

              (i) the Account Debtor with respect thereto is not an Affiliate of a Company;

              (j) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America or Canada, unless the sale of goods giving rise to the Account Receivable is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Agents;

              (k) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment" or subject to any other repurchase or return agreement;

              (l) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Company or any Affiliate of such Company for the account of or subject to further and/or future direction from the Account Debtor thereof;

              (m) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant in any material respect contained in this Agreement or any other Loan Document relating directly or indirectly to Accounts Receivable;

              (n) it arises in the ordinary course of such Company's or Subsidiary's business;

              (o) if the Account Debtor is the United States of America, or any department, agency or instrumentality thereof, such Company or Subsidiary has assigned its rights to payment of such Account Receivable to the Agents, pursuant to the Assignment of Claims Act of 1940, as amended;

              (p) if the Account Debtor is the Government of Canada, the Province of Ontario or any other province, or any department, agency public corporation or other instrumentality thereof, all requirements of the Financial Administration Act of Canada, Financial Administration Act of Ontario, or any similar law, as applicable, and any other steps necessary to perfect the Lien of the Agents therein, shall have been complied with, to the satisfaction of the Agents, or the Agents' are satisfied that compliance is not required by the terms of the Financial Administration Act of Canada, the Financial Administration Act of Ontario or similar laws, as applicable;

              (q) if the Account Receivable is evidenced by chattel paper or an instrument, (i) the Agents shall have specifically agreed in writing to include such Account Receivable as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable and (iii) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to the Agents in a manner reasonable satisfactory to the Agents;

              (r)    it is not an Account Receivable with C.O.D. payment terms;

              (s) it is not an Account Receivable which is subject to a debit memo; and

              (t)    the amount thereof does not consist of finance charges;

              (u) the amount thereof does not consist of credit balances more than 60 days from due date in the case of Accounts Receivable owing to the U.S. Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized, or more than 90 days from due date in the case of the Canadian Company; and

              (v) the Agents have not, in their reasonable discretion, deemed the Account Receivable or the Account Debtor uncreditworthy,

              "Eligible Assignee" means (i) a commercial bank organized under the laws of Canada, or any province thereof, or the United States, or any state thereof, and in each case having a combined capital and surplus of at least One Hundred Million U.S. Dollars (U.S.$100,000,000); (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million U.S. Dollars (U.S.$100,000,000), provided that such bank is acting through a branch or agency located in Canada or the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary.

              "Eligible Inventory" means, with respect to a Company, Inventory of such Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized, which meets the following requirements:

              (a) it is owned by such Company or Subsidiary and is subject to the Lien of the Applicable Agent and is not subject to any prior assignment claim or Lien, other than a Lien permitted under this Agreement;

              (b) the purchase order, invoice or any other document in connection therewith does not indicate that any other Person (other than the applicable Company) has an interest therein;

              (c) if held for sale or lease or furnishing under contracts of service, it is (except as the Agents may otherwise consent in writing) new and unused;

              (d) except as the Agents may otherwise consent, it is in the possession and control of such Company or Subsidiary or their agents;

              (e) if it is in the possession or control of a bailee, warehouseman, processor, consignee or other Person other than such Company or Subsidiary, Agents are in possession of such agreements, instruments and documents as the Agents may reasonably require (each in form and content acceptable to the Agents and duly executed, as appropriate, by the bailee, warehouseman, processor, consignee or other Person in possession or control of such Inventory, as applicable), including but not limited to warehouse receipts in either Agent's name, covering such Inventory;

              (f) it is not Inventory which has been delivered to a third party pursuant to a consignment arrangement;

              (g) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215 or any successor statute or section;

              (h) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of such Company's or Subsidiary's properties or assets or (iii) general supplies;

              (i) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant in any material respect contained in this Agreement or any other Loan Document relating directly or indirectly to Inventory;

              (j) it is Inventory located within the United States or Canada;

              (k) the Agents have not determined in their reasonable discretion that it is unacceptable due to age, type, category, quality and/or quantity or otherwise obsolete; and

              (l) it is not Inventory the use of which by such Company or Subsidiary or the manufacture or sale thereof by such Company or Subsidiary, is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement of any other Person.

              "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Materials or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage or natural resources damage relating to a release of Hazardous Materials or injury to the environment, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by a Company.

              "Environmental Laws" means all Canadian and U.S. federal, provincial, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Canada Water Act, Ontario Environmental Protection Act, Fisheries Act, Transportation of Dangerous Goods Act, Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

              "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the U.S. Company within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

              "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the U.S. Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the U.S. Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the U.S. Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the U.S. Company or any ERISA Affiliate; (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (h) a non-exempt prohibited transaction occurs with respect to any Plan for which the U.S. Company or any Subsidiary of the U.S. Company may be directly or indirectly liable; or (i) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the U.S. Code by any fiduciary or disqualified person with respect to any Plan for which the U.S. Company or any member of the Controlled Group may be directly or indirectly liable.

              "Eurodollar Reserve Percentage" means for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of

1%) in effect on such day (whether or not applicable to any Lender) as specified under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" under Regulation D of the Federal Reserve Board) having a term approximately equal or comparable to such Interest Period.

              Event of Default" means any of the events or circumstances specified in Section 8.01.

              "Event of Loss" means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

              "Excess Availability" means, as of any date, Aggregate Revolving Loan Availability as of such date, minus all then outstanding unpaid Revolving Loans as of such date (with the amount of the Revolving Loans owing by the Canadian Company expressed in U.S. Dollars at the Current Exchange Rate).

              "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

              "Exchange Rate Letter" has the meaning specified in subsection 4.01(f).

              "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

              "Fixed Charge Ratio" means, for any period the ratio of (a) the difference of (i) EBITDA for such period, less (ii) the consolidated Capital Expenditures of the U.S. Company for such period; to (b) the sum of (i) Consolidated Net Interest Expense for such period, plus (ii) taxes paid in cash by the U.S. Company and its Subsidiaries during such period, plus (iii) scheduled principal payments of the consolidated Indebtedness of the U.S. Company during such period (including scheduled payments of Capital Lease Obligations of the U.S. Company and its Subsidiaries).

              "Form 1001" has the meaning specified in subsection 3.01(f).

              "Form 4224" has the meaning specified in subsection 3.01(f),

              "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "Guaranties" means the U.S. Company Guaranty and any Subsidiary Guaranty and "Guaranty" means any of the foregoing.

              "Guarantor" means any Significant Subsidiary.

              "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, Surety Instrument or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

              "Hazardous Materials" means all toxic, radioactive, corrosive or otherwise hazardous substances which are regulated by, or which may form the basis for liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

              "Impermissible Qualification" means, with respect to the opinion or certification of any independent public accountant as to any financial statement of the U.S. Company, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters materially relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the U.S. Company to be in default of any of the financial covenants set forth in Article VII.

              "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

              "Indemnified Liabilities" has the meaning specified in subsection 10.05(a).

              "Indemnified Person" has the meaning specified in subsection 10.05(a).

              "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any proceedings under any reorganization, arrangement readjustment of debt, dissolution, corporation or liquidation law or any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under U.S. Federal, State, Canadian or other foreign law, including without limitation, the Bankruptcy Code, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada and the Winding Up Act of Canada, all as amended from time to time.

              "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period, to (b) Consolidated Net Interest Expense for such period.

              "Interest Payment Date" means, with respect to any BA Rate Loan or Offshore Rate Loan, the last day of each interest Period applicable to such Loan and, with respect to any Base Rate Loan or Canadian Base Rate Loan, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into an Offshore Rate Loan or each date a Canadian Base Rate Loan is converted into a BA Rate Loan, as the case may be, word provided, however, that if any Interest Period for a BA Rate Loan or Offshore Rate Loan exceeds 90 days or three months, respectively, the date which falls 90 days or three months (as the case may be) after the beginning of such Interest Period shall also be an Interest Payment Date.

              "Interest Period" means, (a) with respect to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to an Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the U.S. Company in its Notice of Borrowing or Notice of Conversion/Continuation; and (b) with respect to any BA Rate Loan, the period commencing on the Business Day the BA Rate Loan is disbursed or continued and ending 30, 60, 90 or 180 days thereafter, as selected by the Canadian Company in its Notice of Borrowing or Notice of Conversion/Continuation;

       provided, that:

              (i) if any Interest Period pertaining to an Offshore Rate Loan or BA Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

              (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and

              (iii) no Interest Period shall extend beyond November 13, 2001.

              "Inventory" means any and all of the goods of a Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized, (including without limitation, goods in transit) wheresoever located, which are or may at any time be leased by a Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized to a lessee, held for sale or lease, furnished under any contract or service, or held as raw materials, work-in-process, or supplies or materials used or consumed in the business of a Company or any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or their disposition of which has given rise to an Account Receivable which are returned to an/or repossessed and/or stopped in transit by a Company, any Significant Subsidiary domiciled and organized in the jurisdiction in which such Company is domiciled and organized or any Lender or any agent or bailee of any of them, and all documents of title or other documents representing the same.

             "Issuer" means the Canadian Issuer or the U.S. Issuer.

              "Joint Venture" means a single-purpose corporation, partnership, joint venture or other legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by a Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

             "Lender" has the meaning specified in the introductory clause hereto.

              "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Companies and the Agents.

              "Letters of Credit" means letters of credit issued by an Issuer for the account of a Company and includes any letters of credit issued by an Issuer for the account of a Company under the Original Credit Agreement.

              "Leverage Ratio" means, for any twelve month period, the ratio of
(a) total consolidated Indebtedness of the U.S. Company outstanding on the last day of such period (excluding the Indebtedness described in clause (c) of the definition of "Indebtedness," to the extent of the undrawn face amount of letters of credit clause (g) of the definition of "Indebtedness," clause (h) of the definition of "Indebtedness," to the extent it applies to Indebtedness of another Person and clause (i) of the definition of "Indebtedness," to the extent it applies to Contingent Obligations permitted under Section 7.08(e) but only with respect to those obligations in connection with the leasing and similar arrangements described in Section 7.08(e) that are no more than 30 days past due); provided, that if the outstanding principal balance of all Revolving Loans is zero on such day, such amount shall be reduced by the Cash Equivalents of the Companies in excess of Five Million U.S. Dollars (U.S.$5,000,000) on such day; to (b) EBITDA for such period.

              "LIBOR" means the rate of interest per annum determined by the U.S. Agent to be the rate of interest per annum notified to the U.S. Agent by the Reference Bank as the rate of interest at which U.S. Dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

              "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment charge or deposit arrangement encumbrance, lien (statutory or other) or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

              "Loan" or "Revolving Loan" means an extension of credit by a Lender to a Company pursuant to Article II, and, subject to subsection 2.03(d), may be a Base Rate Loan, a Canadian Base Rate Loan, an Offshore Rate Loan or a BA Rate Loan.

              "Loan Documents" means this Agreement, the Notes, the Collateral Documents and all documents delivered to an Agent, or any Lender in connection therewith and all Rate Contracts between a Company and any of the Lenders.

              "Majority Lenders" means, at any time, the Lenders then holding at least 60% of the sum of (i) the then aggregate unpaid principal amount of the Loans and participations in outstanding Letters of Credit and (ii) the then aggregate unused Commitments.

              "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

              "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), operations, performance, prospects, properties or affairs of the U.S. Company and its Non-Canadian Subsidiaries taken as a whole or the Canadian Company and its Subsidiaries taken as a whole.

              "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, results of operations or financial condition of the U.S. Company and its Non-Canadian Subsidiaries taken as a whole or the Canadian Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of a Company or the Guarantor to perform under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien on any material amount of Collateral granted to any Lender or to an Agent for the benefit of any Lender under any of the Collateral Documents,

              "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

              "Net Issuance Proceeds" means, in respect of any issuance of Capital Stock of the U.S. Company, other than Capital Stock of the U.S. Company that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the Revolving Termination Date, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket expenses paid or incurred in connection therewith.

              "Net Worth" means consolidated shareholders' equity of the U.S. Company as determined in accordance with U.S. GAAP.

              "Non-Canadian Subsidiaries" means the Subsidiaries of the U.S. Company other than the Subsidiaries of the U.S. Company organized under the laws of Canada or any province thereof.

              "Note" means a Revolving Note, and "Notes" means the Revolving Notes,

              "Notice of Borrowing" means, with respect to the Canadian
Company, a notice given by such Company to its Applicable Agent pursuant to
Section 2.03, in substantially the form of Exhibit B-1, and with respect to the U.S. Company, a notice given by such Company to its Applicable Agent pursuant to
Section 2.03, in substantially the form of Exhibit B-2.

              "Notice of Conversion/Continuation" means, with respect to the Canadian Company, a notice given by such Company to its Applicable Agent pursuant to Section 2.04, in substantially the form of Exhibit C-1, and with respect to the U.S. Company, a notice given by such Company to its Applicable Agent pursuant to Section 2.04, in substantially the form of Exhibit C-2.

              "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

              "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Companies, or either of them, to any Lender (including an Issuer), either Agent or any other Person required to be indemnified, that arise under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, reimbursement obligations with respect to Letters of Credit, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

              "Offshore Lending Office" means with respect to each Lender, the office of such Lender designated as such in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify to the Companies and the Agents.

              "Offshore Rate" means, for each Interest Period in respect of Offshore Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                             LIBOR
              Offshore Rate = ---------------------------------------
                               1.00 - Eurodollar Reserve Percentage

              The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

              "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

              "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

              "Ordinary Course of Business" means, in respect of any transaction involving a Company or any Subsidiary of a Company, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith.

              "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

              "Other Taxes" has the meaning specified in subsection 3.01(b).

              "Participant" has the meaning specified in subsection 10.08(d).

              "Payment Office" means the Canadian Agent's Payment Office or the U.S. Agent's Payment Office.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

              "Permitted Acquisition" means any acquisition by a Company of all or substantially all of the assets of any Person that is a going concern or any investment by a Company in a Joint Venture, and in each case, that is in substantially the same line of business as such Company, that satisfies the following conditions:

              (a) no Event of Default is in existence at the time of such acquisition or investment or would be caused thereby after giving effect thereto;

              (b) total consideration, other than consideration comprised of the capital stock of a Company, for all such acquisitions or investments in any fiscal year (including without limitation cash purchase price, Indebtedness assumed, deferred or financed purchase price and purchase price characterized as consulting agreements, noncompetition payments and the like), does not exceed Ten Million U.S. Dollars (U.S.$10,000,000) and total consideration for all such acquisitions or investments in any fiscal year (including without limitation consideration comprised of the capital stock of a Company, the cash purchase price, Indebtedness assumed, deferred or financed purchase price and purchase price characterized as consulting agreements, noncompetition payments and the like), does not exceed Twenty Million U.S. Dollars (U.S.$20,000,000); provided, that such consideration for all investments by any Company in a Joint Venture shall not exceed Five Million Dollars (U.S.$5,000,000) during the term of this Agreement;

              (c) the Agents have received at least ten days' prior written notice thereof and, as soon as available, copies of all agreements delivered in connection therewith; and

              (d) the Agents have received a certificate from such Company's chief financial officer certifying that all of the applicable conditions contained herein to treating such acquisition or investment as a Permitted Acquisition have been satisfied.

              "Permitted Liens" has the meaning specified in Section 7.01.

              "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

              "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the U.S. Company or any member of the Controlled Group sponsors or maintains or to which the U.S. Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

              "Pre-Transfer Period" means, with respect to any twelve month period ending on or before September 30, 1997, the period commencing on the first day of such twelve month period and ending on the Closing Date.

              "Pricing Change Certificate" means a certificate duly completed and executed by a Responsible Officer of the U.S. Company, substantially the form of Exhibit D hereto.

              "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

              Public Offering" means a public registration and sale of any equity securities of the U.S. Company, by the U.S. Company or any Affiliate of the U.S. Company holding equity securities of the U.S. Company.

              "Qualified Plan" means a defined benefit pension plan (as defined in Sections 3(2) and 3(35) of ERISA) intended to be tax-qualified under
Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

              "Rate Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code), commodity options, equity or equity index swaps or options, bond options or swaptions, and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

              "Reference Bank" means, with respect to the determination of the BA Rate, BofA (Canada), and with respect to the determination of the Offshore Rate, BofA (U.S.).

              "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

              "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

              "Responsible Officer" means, with respect to a Company, the chief executive officer, the president, the chief financial officer or the treasurer of such Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the U.S. Company, or any other officer having substantially the same authority and responsibility.

              "Revolving Commitment" or "Commitment" means, (i) with respect to a U.S. Lender, the amount set forth as such Lender's Revolving Commitment on
Schedule 2.1(b) or in an Assignment and Acceptance executed by such U.S.
Lender as such amount may be reduced pursuant to Section 2.05 or as a result of additional assignments pursuant to Section 10.08, and (ii) with respect to a Canadian Lender, the amount set forth as such Lender's Revolving Commitment on
Schedule 2.1(b) or in an Assignment and Acceptance executed by such Canadian Lender as such amount may be reduced pursuant to Section 2.05 or as a result of additional assignments pursuant to Section 10.08.

              "Revolving Loan" has the meaning specified in subsection 2.01(b).

              "Revolving Note" means, with respect to the Canadian Company, a promissory note of such Company payable to the order of a Lender in substantially the form of Exhibit E-1, and with respect to the U.S. Company, a promissory note of such Company payable to the order of a Lender in substantially the form of Exhibit E-2, in each case, evidencing the aggregate indebtedness of such Company to such Lender resulting from Revolving Loans made by such Lender.

              "Revolving Termination Date" means the earlier to occur of;

              (a)    November 13, 2001; and

              (b) with respect to the Canadian Company, the date on which the Revolving Commitments of the Canadian Lenders shall terminate in accordance with the provisions of this Agreement, and with respect to the U.S. Company, the date on which the Revolving Commitments of the U.S. Lenders shall terminate in accordance with the provisions of this Agreement.

              "S.E. Michigan" means S.E. Michigan Inc., a Michigan corporation.

              "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

              "Seller" means Trade Products, Inc., a Washington corporation.

              "Seller EBITDA" means, (a) for any period ending on or before September 30, 1997 the sum (determined in accordance with U.S. GAAP) of (i) the net income (or net loss) of Seller for the applicable Pre-Transfer Period, plus (ii) all amounts treated as interest and all depreciation, amortization and other similar non-cash charges to the extent included in the determination of such net income (or loss), plus (iii) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss), provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains, and (b) for any period ending after September 30, 1997, an amount equal to zero.

              "Significant Subsidiary" means, at any time, any Subsidiary other than Subsidiaries of the U.S. Company (a) whose total assets are less than 10% of the assets of the U.S. Company and its Subsidiaries on a consolidated basis,
(b) whose EBITDA is less than 20% of EBITDA of the U.S. Company and its Subsidiaries on a consolidated basis if at any time the aggregate outstanding principal balance of the Loans is less than or equal to Ten Million U.S. Dollars (U.S.$10,000,000), or whose EBITDA is less than 15% of EBITDA of the U.S. Company and its Subsidiaries on a consolidated basis if at any time the aggregate outstanding principal balance of the Loans is greater than Ten Million U.S. Dollars (U.S.$10,000,000), or (c) in which the U.S. Company and its Subsidiaries have aggregate investments in and advances to which are less than 10% of the assets of the U.S. Company and its Subsidiaries on a consolidated basis.

              "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of any applicable state fraudulent transfer law or any applicable Canadian federal or provincial laws; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person has or would have unreasonably small capital.

              "Subordinated Debt Documents" means the Indenture dated as of November 13, 1996 between U.S. Company and The Trust Company of Washington, as the same may be amended, modified or supplemented from time to time.

                 "Subordinated Notes" means U.S. Company's 12 1/2% Senior Subordinated Notes due 2004 and U.S. Company's Series B 12 1/2% Senior Subordinated Notes due 2004, in the aggregate principal amount of up to One Hundred Million U.S. Dollars (U.S.$100,000,000), issued or to be issued in connection with the Acquisition and repayment of the existing subordinated debt as the same may be amended, modified, supplemented, renewed or refinanced from time to time.

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                 "Subsidiary Guaranty" means any Guaranty with respect to the Obligations, in form and substance acceptable to the Agents, executed and delivered by a Significant Subsidiary to the Agents, as amended, modified, supplemented or reaffirmed from time to time in accordance with the terms thereof.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Taxes" has the meaning specified in subsection 3.01(a).

                 "Transferee" has the meaning specified in subsection 10.08(e).

                 "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

                 "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "U.S. Agent" means BofA (U.S.) in its capacity as agent hereunder and under the other Loan Documents as provided in Article IX, and any successor agent.

                 "U.S. Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the U.S. Agent or such other address as the U.S. Agent may from time to time specify in accordance with Section 10.02.

                 "U.S. Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "U.S. Company" has the meaning specified in the introductory clause hereto.

                 "U.S. Company Guaranty" means the Guaranty executed and delivered by the U.S. Company to the U.S. Agent on December 13, 1994, as amended, modified, supplemented or reaffirmed from time to time in accordance with the terms thereof.

                 "U.S. Company Security Agreement" means the Security Agreement to be executed and delivered by the U.S. Company to the U.S. Agent on December 13, 1994, as amended, modified, supplemented or reaffirmed from time to time in accordance with the terms thereof.

                 "U.S. Dollars", "U.S. dollars" and "U.S.$" each mean lawful money of the United States.

                 "U.S. Federal Funds Rate" means, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day (or, if such day is not a Business Day, for the Business Day preceding such day) opposite the caption "Federal Funds (Effective)". If on any day upon which the Federal Funds Rate is to be determined the rate for such day (or, if such day is not a Business Day, for the Business Day preceding such day) is not yet published in H.15(519), the rate for such day for purposes of such determination will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day (or, if such day is not a Business Day, for the Business Day preceding such day) under the caption "Federal Funds Effective Rate". If on any day upon which the Federal Funds Rate is to be determined the rate for such day (or, if such day is not a Business Day, for the Business Day preceding such day) is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day for purposes of such determination will be the arithmetic mean as determined by the U.S. Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day (or, if such day is not a Business Day, on the Business Day preceding such day) by each of three leading brokers of Federal funds transactions in New York City selected by the U.S. Agent.

                 "U.S. GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                 "U.S. Issuer" means BAI in its capacity as issuer of the Letters of Credit for the account of the U.S. Company (or any other Person to whom BAI may assign its obligations pursuant to subsection 10.08(g)).

                 "U.S. Lender" means a Lender with a Revolving Commitment to the U.S. Company either as listed on Schedule 2.1(b) or as a result of one or more assignments pursuant to Section 10.08, and includes the U.S. Issuer.

                 "U.S. Revolving Loan Availability" means the lesser of (a) the Revolving Commitments of the U.S. Lenders minus the aggregate undrawn face amount of all Letters of Credit issued for the account of the U.S. Company and
(b) the Borrowing Base applicable to the U.S. Company (as calculated pursuant to the most recent Borrowing Base Certificate delivered by the U.S. Company pursuant to this Agreement).

                 "Wholly-Owned Subsidiary" means, with respect to a Company, any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by such Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                 1.02. Other Interpretive Provisions.

                 (a)      Defined Terms.

                 Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                 (b)      The Agreement.

                 The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (c)      Certain Common Terms.

                 (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" means "including without limitation" and the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statememt, which is followed by an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                 (d)      Performance; Time.

                 Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall, unless otherwise specified herein, be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                 (e)      Contracts.

                 Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                 (f)      Laws.

                 References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (g)      Captions.

                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (h)      Independence of Provisions.

                 The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                 (i)      Interpretation.

                 This Agreement is the result of negotiations among and has been reviewed by counsel to the Agents, the Companies and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agents merely because of the Agents' or Lenders' involvement in the preparation of such documents and agreements.

                 (j)      Subsidiaries.

                 If a Person is a Subsidiary of both the Canadian Company and the U.S. Company and is subject to a limitation or amount expressed in both Canadian Dollars and U.S. Dollars herein, such Person shall be deemed to be subject to the U.S. Dollar limitation or amount.

                 1.03.    Accounting Principles.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with U.S. GAAP, consistently applied. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.11 hereafter occur as a result of the promulgation of rules, regulations, pronouncements, or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants, standards, or terms found in this Agreement, upon the request of the U.S. Company or the Majority
Lenders, the Companies, the Agents and the Majority Lenders agree to enter into negotiations to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the financial condition of the Companies shall be the same after such changes as if such changes had not been made; providing, however, that until the parties hereto have reached a definitive agreement on such amendments, the financial condition of the Companies shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Section 5.11 prior to such change in accounting principles.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the U.S. Company.

                 1.04. Principle of Deemed Reinvestment.

                 Except to the extent permitted under applicable law, all calculations of interest and fees hereunder are to be made on the basis of the nominal interest rate set forth herein and not using the effective rate method of calculation or on any basis which gives effect to the principle of deemed reinvestment. For the purposes of disclosure under the Interest Act (Canada), if and to the extent applicable, whenever interest is to be paid hereunder and such interest is to be calculated on the basis of a period of less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.

                 1.05. Effect of Amendment and Restatement.

                 Upon the Closing Date, the Original Credit Agreement (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder) shall be amended and restated by this Agreement; provided, however, that the obligations to repay the loans and advances arising under the Original Credit Agreement shall continue in full force and effect and the liens and security interests securing payment thereof shall be continuing but shall now be governed by the terms of this Agreement and the Loan
Documents.

                                   ARTICLE II

                                  THE CREDITS

                 2.01.    Amounts and Terms of Commitments.

                 (a)      Intentionally Omitted.

                 (b)      The Revolving Credit.

                 Subject to the terms and conditions hereinafter set forth, Loans (each such Loan, a "Revolving Loan") will be made to each Company by each of its Applicable Lenders and Letters of Credit will be issued for the account of each Company by its Applicable Issuer (in which Letters of Credit each of such Company's Applicable Lenders will participate pursuant to Section 2.15) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount of such Loans and participations not to exceed at any time outstanding such Applicable Lender's Revolving Commitment; provided, that (i) at no time shall the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit for the account of the Canadian Company exceed Canadian Revolving Loan Availability, (ii) at no time shall the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit for the account of the Canadian Company (with the amounts of such Revolving Loans and Letters of Credit expressed in U.S. Dollars at the Current Exchange Rate) exceed Ten Million
U.S. Dollars (U.S.$10,000,000), and (iii) at no time shall the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit for the account of the U.S. Company exceed U.S. Revolving Loan Availability. On the Closing Date, the Revolving Commitments of the Canadian Lenders, which are expressed in U.S. Dollars in
Schedule 2.1(b), shall be converted to Canadian Dollars at the Current Exchange Rate. Each Company may borrow under this subsection 2.01(b), prepay pursuant to
Section 2.06 and reborrow pursuant to this subsection 2.01(b), within the limits of the Canadian Revolving Loan Availability, U.S. Revolving Loan Availability and Revolving Commitments of such Company's Applicable Lenders and subject to the other terms and conditions hereof. The obligations of each Lender under this subsection 2.01(b) are several and not joint and the failure of any Lender to fulfill its obligations hereunder shall not result in any liability to any other Lenders. The Revolving Loans to the Canadian Company will be made, and the Letters of Credit for the account of the Canadian Company will be issued, in Canadian Dollars, and the Revolving Loans to the U.S. Company will be made, and the Letters of Credit for the account of the U.S. Company will be issued, in U.S. Dollars.

                 2.02.    Notes.

                 (a) The Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of that Lender in an amount equal to its Revolving Commitment.

                 (b) Each Lender may endorse on the schedules annexed to its Notes, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made with respect thereto. Each Company irrovocably authorizes each Applicable Lender of such Company to endorse its Notes and each such Applicable Lender's record shall be conclusive absent manifest error; provided, however, that the obligations of each Company hereunder or under any Note shall not be limited or otherwise affected by the failure of any of its Applicable Lenders to make, or an error in making, a notation on any such Note. The Loans made by each Lender may also be evidenced by one or more loan accounts maintained by such Lender in the ordinary course of business. The loan accounts or records pertaining to a Company maintained by the Applicable Agent of such Company and each Applicable Lender of such Company shall be conclusive absent manifest error of the amount of the Loans made by such Applicable Lenders to such Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Companies hereunder (or under any Note) to pay any amount owing with respect to the Obligations. In the event of a conflict between a notation on a Note and the amount in a loan account, the amount in the loan account shall govern and in the event of a conflict between the amount in the loan account maintained by a Lender and the amount in the loan account maintained by the Applicable Agent, the amount in the loan account maintained by the Lender shall govern.

                 2.03.    Procedure for Borrowing and Issuance of Letters of
                          Credit.

                 (a) Each Borrowing and request for the issuance of a Letter of Credit shall (except as provided in clause (ii) of the proviso of this sentence) be made upon a Company's irrevocable written notice delivered to its Applicable Agent in accordance with Section 10.02 in the form of a Notice of Borrowing (which notice must be received by such Company's Applicable Agent prior to 10:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing date, in the case of Offshore Rate Loans; (ii) two Business Days prior to the requested Borrowing date, in the case of BA Rate Loans, (iii) on the requested Borrowing date, in the case of Base Rate Loans or Canadian Base Rate Loans, and (iv) five Business Days prior to the requested issuance date, in the case of Letters of Credit), specifying:

                 (A) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of (i) Five Hundred Thousand Canadian Dollars (Cdn$500,000) or any multiple of One Hundred Thousand Canadian Dollars (Cdn$100,000) in excess thereof or the aggregate amount of the unused Revolving Commitments of the Canadian Lenders if the Borrowing is by the Canadian Company, and (ii) Five Hundred Thousand U.S. Dollars (U.S.$500,000) or any multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000) in excess thereof or the aggregate amount of the unused Revolving Commitments of the U.S. Lenders if the Borrowing is by the U.S. Company), or the amount of the Letter of Credit (which shall be in a minimum amount of (i) Fifty Thousand Canadian Dollars (Cdn$50,000) or Fifty Thousand U.S. Dollars (U.S.$50,000) if the Letter of Credit is issued for the account of the Candian Company, and (ii) Fifty Thousand

         U.S. Dollars (U.S.$50,000) if the Letter of Credit is issued for the account of the U.S. Company), as applicable;

                 (B) the requested Borrowing date or issuance date, as applicable, which shall be a Business Day;

                 (C) in the case of a Borrowing by the Canadian Company, whether such Borrowing is to be comprised of BA Rate Loans or Canadian Base Rate Loans and in the case of a Borrowing by the U.S. Company, whether such Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans,

                 (D) in the case of a Borrowing to be comprised of Offshore Rate Loans or BA Rate Loans, the duration of the Interest Period applicable to such Loans (provided, that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing to be comprised of BA Rate Loans or Offshore Rate Loans, such Interest Period shall be 90 days or three months, respectively).

provided, however, that (i) with respect to the Borrowings to be made on the Closing Date, the Notice of Borrowing of each Company shall be delivered to its Applicable Agent not later than 10:00 a.m. (Chicago time) on the Closing Date and such Borrowing will consist of Base Rate Loans only in the case of the U.S. Company and BA Rate Loans with an Interest Period of 30 days in the case of the Canadian Company, and (ii) a Company shall be deemed to have timely requested a Borrowing of Revolving Loans (comprised of Base Rate Loans in the case of the U.S. Company and Canadian Base Rate Loans in the case of the Canadian Company) in the event its Applicable Lenders reimburse its Applicable Issuer pursuant to subsection 2.15(b), in the amount of such reimbursement.

                 (b)      Upon receipt of a Notice of Borrowing from a Company,
(i) its Applicable Agent will promptly notify such Company's Applicable Lenders thereof and of the amount of such Lender's Commitment Percentage of such Borrowing or participation in such Letters of Credit, and (ii) in the case of a Borrowing, each Applicable Lender of such Company will make the amount of its Commitment Percentage of such Borrowing available to the Applicable Agent of such Company for the account of such Company at such Applicable Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing date requested by such Company in immediately available funds. The proceeds of all such Loans will then be made available to such Company by its Applicable Agent by wire transfer of like funds in accordance with written instructions provided to such Applicable Agent by such Company as received by such Applicable Agent.

                 (c) Unless the Majority Lenders shall otherwise agree, during the existence of an Event of Default, the U.S. Company may not elect to have a Loan be made as, or converted into or continued as, an Offshore Rate Loan.

                 (d) A Borrowing of the U.S. Company may only be comprised of Base Rate Loans or Offshore Rate Loans and a Borrowing of the Canadian Company may only be comprised of Canadian Base Rate Loans or BA Rate Loans.

                 (e) After giving effect to any Borrowing, no more than four different Interest Periods shall be in effect for the Loans to the Canadian Company and no more than four different Interest Periods shall be in effect for the Offshore Rate Loans to the U.S. Company.

                 (f) Each Letter of Credit to be issued for the account of a Company shall be in form and substance acceptable to its Applicable Agent and its Applicable Issuer, shall by its terms be stated to expire on a date no later than five Business Days prior to the Revolving Termination Date and shall not have a tenor longer than one year (but may have automatic annual renewal provisions acceptable to the Majority Lenders). Each Notice of Borrowing of a Company requesting the issuance of a Letter of Credit for the account of such Company shall be accompanied by a letter of credit application, in form and substance acceptable to its Applicable Agent and its Applicable Issuer, duly executed by a Responsible Officer of such Company. The aggregate undrawn face amount of all Letters of Credit outstanding at any time issued for the account of the U.S. Company shall not exceed Three Million U.S. Dollars (U.S.$3,000,000). The aggregate undrawn face amount of all Letters of Credit outstanding at any time issued for the account of the Canadian Company shall not exceed the Canadian Dollar equivalent of Three Million U.S. Dollars (U.S.$3,000,000) (with such amount determined at the Current Exchange Rate).

                 (g) After giving effect to the requested Borrowing by the Canadian Company, the BA Rate Loans to the Canadian Company and Letters of Credit issued for the account of the Canadian Company do not exceed 90% of the sum of the Revolving Commitments of the Canadian Lenders.

                 2.04.    Conversion and Continuation Elections.

                 (a) The U.S. Company may upon irrevocable written notice to the U.S. Agent in accordance with subsection 2.04(c):

                 (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than Five Hundred Thousand U.S. Dollars (U.S.$500,000), or that is in an integral multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000) in excess thereof) into Offshore Rate Loans; or

                 (ii) elect to convert on the last day of the applicable Interest Period any Offshore Rate Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than Five Hundred Thousand U.S. Dollars (U.S.$500,000), or that is in an integral multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000) in excess thereof) into Base Rate Loans; or

                 (iii) elect to continue on the last day of the applicable Interest Period any Offshore Rate Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than Five Hundred Thousand U.S, Dollars (U.S.$500,000), or that is in an integral multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000) in excess thereof);

provided, that if the aggregate amount of Offshore Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than Five Hundred Thousand U.S. Dollars (U.S.$500,000), such Offshore Rate Loans shall automatically convert into Base Rate Loans on the last day of the Interest Period applicable thereto, and on and after such date the right of the U.S. Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                 (b) The Canadian Company may upon irrevocable written notice to the Canadian Agent in accordance with subsection 2.04(c):

                 (i) elect to convert on any Business Day, any Canadian Base Rate Loans (or any part thereof in an amount not less than Five Hundred Thousand Canadian Dollars (Cdn$500,000), or that is an integral multiple of One Hundred Thousand Canadian Dollars (Cdn$100,000) in excess thereof) into BA Rate Loans; or

                 (ii) elect to convert on the last day of the applicable Interest Period any BA Rate Loans having Interest Periods maturing on such date (or any part thereof in an amount not less than Five Hundred Thousand Canadian (Cdn$500,000), or that is an integral multiple of One Hundred Thousand Canadian Dollars (Cdn$100,000) in excess thereof) into Canadian Base Rate Loans; or

                 (iii) elect to continue on the last day of the applicable Interest Period any BA Rate Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than Five Hundred Thousand Canadian Dollars (Cdn$500,000), or that is an integral multiple of One Hundred Thousand Canadian Dollars (Cdn$100,000) in excess thereof).

                 (c) Each Company shall deliver a Notice of Conversion/Continuation in accordance with Section 10.02 to be received by its Applicable Agent not later than 10:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; (ii) two Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as BA Rate Loans; and (iii) on the Conversion Date, if the Loans are to be converted into Base Rate Loans or Canadian Base Rate Loans; specifying:

                 (A)      the proposed Conversion Date or continuation date;

                 (B) the aggregate amount of Loans to be converted or continued;

                 (C) the nature of the proposed conversion or continuation; and

                 (D) in the case of Loans to be continued as or converted into BA Rate Loans or continued as or converted into Offshore Rate Loans, the duration of the requested Interest Period.

                 (d) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the U.S. Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Event of Default shall then exist, the U.S. Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period. If upon the expiration of any Interest Period applicable to BA Rate Loans, the Canadian Company has failed to timely select a new Interest Period to be applicable to such BA Rate Loans, the Canadian Company shall be deemed to have elected to convert such BA Rate Loans into Canadian Base Rate Loans effective as of the expiration date of such current Interest Period.

                 (e) Upon receipt of a Notice of Conversion/Continuation of a Company, its Applicable Agent will promptly notify such Company's Applicable Lenders thereof, or, if no timely notice is provided by such Company, its Applicable Agent will promptly notify each Applicable Lender of the details of any automatic conversion or continuation. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Lender.

                 (f) Unless the Majority Lenders shall otherwise agree, during the existence of an Event of Default, the U.S. Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                 (g) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than four different Interest Periods in effect for the Loans to the Canadian Company and not more than four different Interest Periods in effect for the Offshore Rate Loans to the U.S. Company.

                 2.05. Voluntary Termination or Reduction of Commitments.

                 A Company may, upon not less than two Business Days' prior notice to its Applicable Agent, terminate the Revolving Commitments of its Applicable Lenders or permanently reduce the Revolving Commitments of its Applicable Lenders (pro rata based on such Lenders' Commitment Percentage) by an aggregate minimum amount of (a) Two Million Five Hundred Thousand Canadian Dollars (Cdn$2,500,000) or any multiple of Five Hundred Thousand Canadian Dollars (Cdn$500,000) in excess thereof in the case of the Canadian Company and
(b) Two Million Five Hundred Thousand U.S. Dollars (U.S.$2,500,000) or any multiple of Five Hundred Thousand U.S. Dollars (U.S.$500,000) in excess thereof in the case of the U.S. Company; provided, that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Loans and outstanding Letters of Credit for the account of such Company would exceed the Revolving Commitments of its Applicable Lenders then in effect and, provided, further, that once reduced in accordance with this Section 2.05, such Revolving Commitments may not be increased. All accrued commitment fees to, but not including the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

                 2.06.    Optional Prepayments.

                 Subject to Section 3.04, a Company may, at any time or from time to time, upon at least one Business Days' notice to its Applicable Agent, ratably prepay Base Rate Loans or Canadian Base Rate Loans in whole or in part to its Applicable Lenders (pro rata based on such Lender's Commitment Percentage) and, upon at least three Business Days' notice to its Applicable Agent, ratably prepay Offshore Rate Loans and BA Rate Loans in whole or in part to its Applicable Lenders (pro rata based on such Lender's Commitment Percentage), in each case, in amounts of (a) Five Hundred Thousand Canadian Dollars (Cdn$500,000) or any multiple of One Hundred Thousand Canadian Dollars (Cdn$100,000) in excess thereof in the case of the Canadian Company and (b) Five Hundred Thousand U.S. Dollars (U.S.$500,000) or any multiple of One Hundred Thousand U.S. Dollars (U.S.$100,000) in excess thereof in the case of the U.S. Company. Such notice of prepayment shall specify the date and amount of such prepayment and, in the case of the Canadian Company, whether such prepayment is of Canadian Base Rate Loans or BA Rate Loans, and in the case of the U.S. Company, whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof and, if such prepayment includes a prepayment of BA Rate Loans or Offshore Rate Loans, the Interest Period or Periods of the Loans to be prepaid. Such notice shall not thereafter be revocable by such Company and its Applicable Agent will promptly notify each Applicable Lender thereof and of such Lender's Commitment Percentage of such prepayment. If such notice is given by a Company, such Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section
3.04. Any prepayments by a Company pursuant to this Section 2.06 shall be applied to the Revolving Loans owing by such Company and, in the case of the U.S. Company, first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining and, in the case of the Canadian Company, first to any Canadian Base Rate Loans then outstanding and then to BA Rate Loans with the shortest Interest Periods remaining.

                 2.07. Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

                 (a) Revolving Loans in Excess of the Aggregate Revolving Commitment or Borrowing Base.

                 If at any time, the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit for the account of the Canadian Company exceeds Canadian Revolving Loan Availability, the Canadian Company shall immediately repay such excess. If at any time, the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit for the account of the U.S. Company exceeds U.S. Revolving Loan Availability, the U.S. Company shall immediately repay such excess. If at any time, the aggregate principal amount of all outstanding Revolving Loans and the undrawn face amount of all Letters of Credit for the account of the Canadian Company (with the amounts of such Revolving Loans and Letters of Credit expressed in

U.S. Dollars at the Current Exchange Rate) exceeds Ten Million U.S. Dollars (U.S.$10,000,000), the Canadian Company shall immediately repay such excess.

                 (b)      General.

                 Any prepayments by the U.S. Company pursuant to subsection 2.07(a) shall be applied to the Revolving Loans owing by the U.S. Company. Any prepayments by the U.S. Company pursuant to this Section 2.07 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. Any prepayments by the Canadian Company pursuant to this Section 2.07 shall be applied first to any Canadian Base Rate Loans then outstanding and then to BA Rate Loans with the shortest Interest Periods remaining. Each Company shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.04.

                 2.08.    Repayment.

                 (a)      Intentionally Omitted,

                 (b)      The Revolving Credit.

                 Each Company shall repay to its Applicable Agent for the ratable benefit of its Applicable Lenders in full on the Revolving Termination Date the aggregate principal amount of the Revolving Loans owing by such Company and reimbursement obligations outstanding with respect to Letters of Credit issued for the account of such Company.

                 2.09.    Interest.

                 (a) Subject to the terms and conditions set forth in this Agreement, each Loan shall bear interest on the outstanding principal amount thereof from the date when made to the date such Loan is repaid at a rate per annum equal to (i) for each day during which such Loan is a BA Rate Loan, the BA Rate for the applicable Interest Period for such Loan for such day, (ii) for each day during which such Loan is an Offshore Rate Loan, the Offshore Rate for the applicable Interest Period for such Loan for such day, (iii) for each day during which such Loan is a Base Rate Loan, the Base Rate for such day, and
(iv) for each day during which such Loan is a Canadian Base Rate Loan, the Canadian Base Rate; plus, in each case, the Applicable Margin then in effect

                 (b) Interest on each Loan owing by a Company shall be paid by such Company in arrears on each Interest Payment Date with respect to such Loan. Interest shall also be paid on the date of any prepayment of Loans pursuant to Sections 2.06 and 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest of a Company shall be paid on demand of such Company's Applicable Agent at the request or with the consent of the Majority Lenders.

                 (c) While any Event of Default exists or after acceleration, each Company shall, at the request of the Majority Lenders, pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of (i) all Loans due and unpaid by such Company, at a rate per annum which is determined by adding 200 basis points to the interest rate otherwise applicable to such Loans and (ii) all reimbursement obligations of such Company under subsection 2.15(b) due and unpaid, at a rate per annum which is determined by adding 200 basis points to the interest rate otherwise applicable to Revolving Loans comprised of Base Rate Loans or Canadian Base Rate Loans, as applicable.

                 (d) Anything herein to the contrary notwitholding, the obligations of each Company hereunder shall be subject to the limitation that payments of interest by such Company shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event such Company shall pay such Lender interest at the highest rate permitted by applicable law.

                 2.10.    Fees.

                 (a)      Underwriting Fee.

                 The U.S. Company shall pay to the U.S. Agent for the account of the Lenders an underwriting in an amount and at the times set forth in a letter agreement among the U.S. Company, the U.S. Agent, the Canadian Agent and BA Securities, Inc, ("BASI") dated October 22, 1996.

                 (b)      Non-Use Fees.

                 Each Company shall pay to its Applicable Agent for the account of each of its Applicable Lenders a non-use fee on the average daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by such Applicable Agent, equal to the Applicable Margin for Non-Use Fees then in effect. Such non-use fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided, that, in connection with any termination of Commitments pursuant to Section 2.05, the accrued non-use fee calculated for the period ending on such date shall also be paid on the date of such termination.

                 (c)      Agency Fee.

                 The U.S. Company shall pay to the U.S. Agent for the U.S. Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the U.S. Company, the U.S. Agent, the Canadian Agent and BASI dated October 22, 1996.

                 (d)      Letters of Credit Fees.

                 Each Company shall pay to its Applicable Agent for the account of each of its Applicable Lenders a Letter of Credit fee on the average daily outstanding Letters of Credit issued for the account of such Company, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based on the daily utilization for that quarter as calculated by such Applicable Agent, at a rate equal to the Applicable Margin for Letter of Credit Fees then in effect. Such Letter of Credit fees shall accrue from the date a Letter of Credit is issued to the date such Letter of Credit is terminated and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1996. Each Company also agrees to pay its Applicable Agent for the sole account of its Applicable Issuer, a fronting fee on the average daily outstanding Letters of Credit issued for the account of such Company, computed on a quarterly basis in arrears on the last Business Day each calendar quarter based on the daily utilization for that quarter as calculated by such Applicable Agent, at a rate equal to 0.125% per annum. Such fronting fee shall accrue from the date a Letter of Credit is issued to the date such Letter of Credit is terminated and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1996. Each Company further agrees to pay to its Applicable Agent, for the sole account of the Applicable Issuer all customary charges, fees, costs and expenses of such Issuer (other than those attributable to credit exposure to an account party) at such times as such Issuer customarily charges such charges, fees, costs and expenses.

                 (e)      Audit Fees.

                 Without limiting the Agents' rights under any other provision in the Loan Documents, each Company shall pay to its Applicable Agent its standard audit fees in connection with audits of such Company's books and records and such other matters as the Applicable Agent shall deem appropriate, plus all out-of-pocket expenses incurred by the Applicable Agent in connection with such audits.

                 2.11.    Computation of Fees and Interest.

                 (a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by BofA (U.S.)'s "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest payable in respect of BA Rate Loans or Canadian Base Rate Loans shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each Company and its Applicable Lenders will, with reasonable promptness, be notified by such Company's Applicable Agent of each determination of an Offshore Rate or of a BA Rate; provided, that any failure to do so shall not relieve a Company of any liability hereunder or provide the basis for any claim against its Applicable Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or Eurodollar Reserve Percentage, shall become effective as of the opening of business on the day on which such change in the Applicable Margin or Eurodollar Reserve Percentage becomes effective. Each Company and its Applicable Lenders will, with reasonable promptness, be notified by such Company's Applicable Agent of the effective date and the amount of each such change; provided, that any failure to do so shall not relieve a Company of any liability hereunder or provide the basis for any claim against its Applicable Agent.

                 (c) Each determination of an interest rate applicable to a Company by its Applicable Agent shall be conclusive and binding on such Company and its Applicable Lenders in the absence of manifest error. At the request of a Company or of its Applicable Lenders, such Company's Applicable Agent will deliver to such Company or such Lenders, as the case may be, a statement showing the quotations used by such Applicable Agent in determining any interest rate.

                 (d) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever any Reference Bank shall cease to be a Lender hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the average of the rates as notified by the remaining U.S. Lenders and the BA Rate shall be determined on the basis of the average of the rates as notified by the remaining Canadian Lenders.

                 (e) All interest payments by the Canadian Company to be made hereunder shall be paid at the rates set forth herein without giving effect to subsection 2.09(c) both before and after maturity and before and after default and/or judgment, if any, until payment thereof and interest shall accrue on overdue interests, if any.

                 2.12.    Payments by the Companies.

                 (a) All payments (including prepayments) to be made by a Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except as otherwise expressly provided herein, be made by such Company to its Applicable Agent for the account of its Applicable Lenders (pro rata based on such Applicable Lender's Commitment Percentage) at its Applicable Agent's Payment Office, and shall be made in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. All payments made by a Company to its Applicable Agent will be promptly distributed by such Applicable Agent to such Company's Applicable Lenders in accordance with such Applicable Lender's Commitment Percentage (or other applicable share as expressly provided in the Loan Documents) of such principal, interest, fees or other amounts, in like funds as received. Any payment by a Company which is received by its Applicable Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

                 (c) Unless a Company shall have delivered notice to its Applicable Agent prior to the date on which any payment is due hereunder that such Company will not make such payment in full as and when required hereunder, such Applicable Agent may assume that such Company has made such payment in full on such date in immediately available funds and such Applicable Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Applicable Lender of such Company on such due date an amount equal to the amount then due such Lender. If and to the extent a Company shall not have made such payment in full to its Applicable Agent, each Applicable Lender shall repay to such Agent on demand such amount distributed to such Lender by such Agent, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Agent, at the Applicable Federal Funds Rate as in effect for each such day.

                 2.13.    Payments by the Lenders to the Agents.

                 (a) With respect to each Borrowing by a Company, unless such Company's Applicable Agent shall have received notice from an Applicable Lender of such Company at least one Business Day prior to the date of such Borrowing that such Lender will not make available to such Agent as and when required hereunder the amount of that Lender's Commitment Percentage of such Borrowing, such Agent may assume that each Applicable Lender has made such amount available to it in immediately available funds on the Borrowing date no later than 12:00 noon (Chicago time) and it may (but shall not be so required), in reliance upon such assumption, make available to such Company on such date a corresponding amount. If and to the extent any Applicable Lender of a Company shall not have made its full amount available to the Applicable Agent of such Company in immediately available funds and such Agent in such circumstances has made available to such Company such amount, that Lender shall on or before 12:00 noon (Chicago time) on the next Business Day following the date of such Borrowing make such amount available to such Applicable Agent, together with interest at the Applicable Federal Funds Rate for and determined as of each day during such period. A notice by such Agent submitted to such Lender with respect to amounts owing under this subsection 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to such Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to such Agent on or before 12:00 noon (Chicago time) on the next Business Day following the date of such Borrowing, such Agent shall notify such Company of such failure to fund and, upon demand by such Agent, such Company shall pay such amount to such Agent for such Agent's account together with interest thereon for each day elapsed from the date of such Borrowing to the date of payment, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Lender to make any Loan on any Borrowing date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                 2.14.    Sharing of Payments, Etc.

                 If, other than as expressly provided elsewhere herein, any Applicable Lender of a Company shall receive on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans received by all Applicable Lenders of such Company, such Lender shall forthwith (a) notify the Applicable Agent of such Company of such fact, and (b) purchase from the other Applicable Lenders of such Company such participations in the Loans to such Company held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment, to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Company agrees that any of its Applicable Lenders so purchasing a participation from another Applicable Lender of such Company pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Company in the amount of such participation. Each Company's Applicable Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.14 and will in each case notify the Applicable Lenders following any such purchases or repayments.

                 2.15.    Certain Letter of Credit Provisions.

                 (a) Immediately upon the issuance of each Letter of Credit for the account of a Company, each Applicable Lender of such Company shall be deemed to, and hereby severally agrees to, have irrevocably purchased from the Applicable Issuer of such Company a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Commitment Percentage of the maximum amount which is or at any time may become available to be drawn thereunder, No Applicable Issuer of a Company shall have any obligation to issue any Letter of Credit if any Applicable Lender of such Company has no obligation to participate in such Letter of Credit.

                 (b) In the event the Applicable Issuer of a Company has determined to honor a request for drawing under a Letter of Credit issued by it for the account of such Company, such Issuer shall immediately notify such Company and the Applicable Agent of such Company, and such Company shall reimburse such Issuer on or before the Business Day immediately following the date on which such drawing is honored (such immediately following date, the "Disbursement

Date") in same day funds equal to the amount of such drawing; provided, that anything contained in this Agreement to the contrary notwithstanding, (i) unless such Company shall have notified its Applicable Agent and its Applicable Issuer prior to 10:00 a.m. (Chicago time) on the Disbursement Date that such Company intends to reimburse such Issuer for the amount of such drawing with funds other than the proceeds of Revolving Loans and such Company does so reimburse such Issuer, such Company shall be deemed to have given a timely Notice of Borrowing to its Applicable Agent requesting such Company's Applicable Lenders to make Revolving Loans for the account of such Company on the Disbursement Date in an amount equal to the amount of such drawing (which Revolving Loans shall be Canadian Base Rate Loans in the case of the Canadian Company, and Base Rate Loans in the case of the U.S. Company) and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Applicable Lenders of such Company shall, on the Disbursement Date, make Revolving Loans for the account of such Company in the aggregate amount of such drawing (which Revolving Loans shall be Canadian Base Rate Loans in the case of the Canadian Company, and Base Rate Loans in the case of the U.S. Company), the proceeds of which shall be applied directly by the Applicable Agent of such Company to reimburse the Applicable Issuer of such Company for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Applicable Issuer on the Disbursement Date in an amount equal to the amount of such drawing, such Company shall reimburse such Applicable Issuer, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Revolving Loans (comprised of Canadian Base Rate Loans in the case of the Canadian Company, and Base Rate Loans in the case of the U.S. Company) from the date of demand to the date of reimbursement. Nothing in this subsection 2.15(b) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and each Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 2.15(b).

                 (c) In the event that a Company shall fail for any reason to reimburse its Applicable Issuer as provided in subsection 2.15(b) on the Disbursement Date in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, such Issuer shall promptly notify the Applicable Agent of such Company and such Agent shall promptly notify each Applicable Lender of such Company of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Commitment Percentage. In such event, each Applicable Lender of such Company shall make available to the Applicable Issuer of such Company an amount equal to its respective participation in same day funds, at the office of such Issuer specified in such notice, not later than 12:00 noon (Chicago time) on the first Business Day after the date notified by such Agent. In the event that any such Lender fails to make available to such Issuer on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.15(c), such Issuer shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate per annum equal to the Applicable Federal Funds Rate for and determined as of each day during such period. Nothing in this subsection 2.15(c) shall be deemed to relieve a Company from its obligation to reimburse its

Applicable Issuer as provided in subsection 2.15(b). In the event the Applicable Issuer of a Company shall have been reimbursed by such Company's Applicable Lenders pursuant to this subsection 2.15(c) for all or any portion of any drawing honored by such Issuer under a Letter of Credit issued by it, such Issuer shall distribute to each Lender which has paid all amounts payable by it under this subsection 2.15(c) with respect to such drawing such Lender's Commitment Percentage of all payments subsequently received by such Issuer from such Company in reimbursement of such drawing when such payments are received. Promptly upon receipt by such Issuer of any payment of interest in respect of such Company's reimbursement obligation pursuant to subsection 2.15(b) with respect to a drawing, in the event such Issuer shall have been reimbursed by any Lender pursuant to this subsection 2.15(c) for all or any portion of such drawing, such Issuer shall distribute to each such Lender which has paid all amounts payable by it under this subsection 2.15(c) with respect to such drawing such Lender's Commitment Percentage of any interest received by such Issuer in respect of that portion of such drawing so reimbursed by such Lender.

                 (d) The obligation of a Company to reimburse its Applicable Issuer for drawings made under the Letters of Credit issued by it for the account of such Company and to repay any Revolving Loans made by its Applicable Lenders pursuant to subsection 2.15(b) and the obligations of the Lenders under subsection 2.15(c) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off defense or other right which a Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), an Issuer or other Lender or any other Person or, in the case of a Lender, against a Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                 (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent invalid or insufficient in any respect or any statement therein being untrue or in any respect;

                 (iv) payment by an Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                 (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of a Company or any of its Subsidiaries;

                 (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                 (viii) the fact that an Event of Default or a Default shall have occurred and be continuing;

provided, however that after paying in full its obligation hereunder, nothing herein shall adversely affect the right of such Company or such Lender, as the case may be, to commence any proceeding against the Applicable Issuer of such Company for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

                 (e) In addition to amounts payable as provided in subsection 2.15(b), each Company hereby agrees to protect, indemnify, pay and save harmless its Applicable Issuer and such Issuer's officers, employees or agents from and against any and all claims, demands, liabilities, damages, losses, and reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuer, other than as a result of the gross negligence or willful misconduct of such Issuer or such Issuer's officers, employees or agents or (ii) the failure of such Issuer to honor a drawing under any such Letters of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Authority.

                 (f) As between a Company and its Applicable Issuer, such Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuer by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuer shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuer; and none of the above shall affect or impair, or prevent the vesting of, any of such Issuer's rights or powers hereunder,

                 In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 2.15(f), any action taken or omitted by the Applicable Issuer of a Company under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuer under any resulting liability to such Company.

                 Notwithstanding anything to the contrary contained in this subsection 2.15(f), each Company shall retain any and all rights it may have against its Applicable Issuer and its officers, employees or agents for any liability arising out of the gross negligence or willful misconduct of such Issuer or its officers, employees or agents.

                 2.16. Currency of Payment.

                 All payments required hereunder to be made by a Company to its Applicable Agent, its Applicable Lenders or its Applicable Issuer, or by such Company's Applicable Agent to its Applicable Lenders or its Applicable Issuer, or by such Company's Applicable Lenders to its Applicable Agent or Applicable Issuer, or by such Company's Applicable Issuer to its Applicable Agent or Applicable Lenders, shall be made in such Company's Applicable Currency.
Unless otherwise specified, all other payments shall be made in U.S. Dollars.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

                 3.01.    Taxes.

                 (a) Subject to subsections 3.01(d) and 3.01(g), any and all payments by a Company to its Applicable Lenders or its Applicable Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and such Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each such Lender's or Agent's net income, capitalization or net worth by the jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                 (b) In addition, each Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                 (c) Subject to subsection 3.01(g), each Company shall indemnify each of its Applicable Lenders and its Applicable Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by such Lender or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Lender or such Agent makes written demand therefor.

                 (d) If a Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any of its Applicable Lenders or its Applicable Agent then, subject to subsection 3.01 (g):

                 (i) the sum payable shall be increased as necessary so that after making all required deductions of Taxes or Other Taxes (including deductions of Taxes or Other Taxes applicable to additional sums payable under this Section 3.01) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                 (ii)     such Company shall make such deductions; and

                 (iii) such Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (e) Within 30 days after the date of any payment by a Company of Taxes or Other Taxes, such Company shall furnish to its Applicable Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Agent.

                 (f) (i) Each U.S. Lender which is a foreign person (i,e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                 (A) it shall, no later than the Closing Date (or, in the case of a U.S. Lender which becomes a party hereto pursuant to Section
         10.08 after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the U.S. Company through the U.S. Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                 (B) if at any time such Lender makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the U.S. Company through the U.S. Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of

         Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the U.S. Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                 (C) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender and deliver to the U.S. Company through the U.S. Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

                 (D) it shall, promptly upon the U.S. Company's or the U.S. Agent's reasonable request to that effect deliver to the U.S. Company or the U.S. Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

(ii) Each Canadian Lender agrees that it shall, no later than the Closing Date (or, in the case of a Canadian Lender which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Canadian Company through the Canadian Agent an instrument in writing certifying one of the following:

                 (A) that the Canadian Lender is not a non-resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada) and that it is the sole beneficial owner of payments of principal, interest and fees under this Agreement;

                 (B) its jurisdiction of incorporation and residence for tax purposes, that it is the sole beneficial owner of payments of principal, interest and fees under this Agreement and the rate of withholding tax applicable to any payment of interest to it pursuant to any applicable tax conventions between Canada, on the one hand, and its Jurisdiction of residence for tax purposes, on the other hand; or

                 (C) its jurisdiction of incorporation and residence for tax purposes, the names of the beneficial owners of payments of principal, interest and fees under this Agreement, the residence for tax purposes of each of such beneficial owners and the rate of withholding tax applicable to any payment of interest in respect of each beneficial owner pursuant to any applicable tax convention between Canada, on the one hand, and the jurisdiction of residence for tax purposes of each beneficial owner, on the other hand;

and undertaking to advise the Canadian Company or the Canadian Agent, as applicable, of any changes in respect of (A), (B) or (C), as the case may be In addition, each Canadian Lender shall, promptly upon the Canadian Company's or the Canadian Agent's reasonable request to that effect, deliver to the Canadian Company or the Canadian Agent (as the case may be) such other instruments in writing, forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation or the official interpretation of such laws or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) in order to establish such Lender's tax status for withholding purposes.

                 (g) (i) The U.S. Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01 to any Applicable Lender of such Company for the account of any Lending Office of such Lender;

                 (A) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under subsection 3.01(f)(i);

                 (B) if such Lender shall have delivered to the U.S. Company a Form 4224 in respect of such Lending Office pursuant to subsection 3.01 (f)(i), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the U.S. Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                 (C) if such Lender shall have delivered to the U.S. Company a Form 1001 in respect of such Lending Office pursuant to subsection 3.01(f)(i), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the U.S. Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

(ii) The Canadian Company will not be required to pay any additional amounts in respect of Canadian federal income tax pursuant to subsection 3.01 to any Applicable Lender of such Company for the account of any Lending Office of such Lender if the obligation to pay such additional amounts would not have arisen but for the fact that such Applicable Lender is a nonresident of Canada within the meaning of the Income Tax Act (Canada), as now or restated, provided that if, such Lender shall have delivered an instrument in writing pursuant to subsection 3.01 (f)(ii), the Canadian Company has withheld and remitted, in compliance with the provisions of subsections 3.01(d)(ii) and (iii) and 3.01(d) Taxes and/or Other Taxes calculated and determined in accordance with the said instrument.

                 (h) If, at any time, the U.S. Company requests any U.S, Lender to deliver any forms or other documentation pursuant to subsection 3.01(f)(i)(D), then the U.S. Company shall, on demand of such Lender through the U.S. Agent, reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation. If at any time, the Canadian Company requests any Canadian Lender to deliver any forms or other documentation pursuant to subsection 3.01(f)(ii), then the Canadian Company shall, on demand of such Lender through the Canadian Agent, reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such instruments, forms or other documentation.

                 (i) If a Company is required to pay additional amounts to any of its Applicable Lenders or its Applicable Agent pursuant to subsection 3.01(d), then each such Lender and Agent shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Company which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                 3.02.    Illegality.

                 (a) If any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for its Lending Office to make BA Rate Loans or Offshore Rate Loans, then, on notice thereof by such Lender to such Company through such Company's Applicable Agent, the obligation of that Lender to make BA Rate Loans or Offshore Rate Loans shall be suspended until such Lender shall have notified such Agent and such Company that the circumstances giving rise to such determination no longer exists.

                 (b) If a Lender of a Company shall determine that it is unlawful to maintain any BA Rate Loan or Offshore Rate Loan, such Company shall prepay in full all BA Rate Loans or Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such BA Rate Loans or Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such BA Rate Loans or Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

                 (c) If the Canadian Company is required to prepay any BA Rate Loan as provided in subsection 3.02(b), then concurrently with such prepayment the Canadian Company may borrow from the affected Lender, in the amount of such repayment a Canadian Base Rate Loan. If the U.S. Company is required to prepay any Offshore Rate Loan as provided in subsection 3.02(b), then concurrently with such prepayment the U.S. Company may borrow from the affected Lender, in the amount of such repayment a Base Rate Loan.

                 (d) If the obligation of any Canadian Lender to make or maintain any BA Rate Loans has been terminated, the Canadian Company may elect, by giving notice to such Lender through the Canadian Agent that all Loans which would otherwise be made by such Lender as BA Rate Loan shall be instead Canadian Base Rate Loans. If the obligation of any U.S. Lender to make or maintain Offshore Rate Loans has been terminated, the U.S. Company may elect, by giving notice to such Lender through the U.S. Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                 (e) Before giving any notice to the U.S. Agent pursuant to this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

                 3.03. Increased Costs and Reduction of Return.

                 (a) If any Applicable Lender of a Company shall determine that, due to either (i) the introduction after the Closing Date of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued after the Closing Date by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost other than a cost relating to Taxes to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or BA Rate Loans (other than any increase included in any applicable Eurodollar Reserve Percentage), then such Company shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Applicable Agent of such Company), pay to such Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If any Applicable Lender of a Company shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or Administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender, with any Capital Adequacy Regulation issued after the Closing Date; affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such required capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Applicable Agent of such Company), such Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                 (c) If a Company would be required to pay additional amounts to any of its Applicable Lenders pursuant to this subsection 3.03, then each such Lender and the Applicable Agent of such Company shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate my such additional payment by such Company which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                 3.04.    Funding Losses.

                 Each Company agrees to reimburse each of its Applicable Lenders and to hold each of its Applicable Lenders harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                 (a) the failure of such Company to borrow or continue an Offshore Rate Loan or a BA Rate Loan or convert a Base Rate Loan into an Offshore Rate Loan or a Canadian Base Rate Loan into a BA Rate Loan after such Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation with respect thereto;

                 (b) the failure of such Company to make any prepayment with respect to any Offshore Rate Loan or BA Rate Loan after such Company has given a notice in accordance with Section 2.06;

                 (c) the prepayment (including pursuant to Section 2.07) of an Offshore Rate Loan or a BA Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

                 (d) the conversion pursuant to Section 2.04 of any BA Rate Loan to a Canadian Base Rate Loan or any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or BA Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of margin, for the period after prepayment or failure to borrow or prepay. Solely for purposes of calculating amounts payable by a Company to its Applicable Lenders under this Section 3.04 and under subsection 3.03(a), (i) each Offshore Rate Loan made by an Applicable Lender of such Company (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each BA Rate Loan made by an Applicable Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the BA Rate applicable to such BA Rate Loan by the acceptance of its bankers' acceptance in a comparable amount and for a comparable period, whether or not such BA Rate Loan is in fact so funded.

                 3.05.    Inability to Determine Rates.

                 If the Canadian Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the BA Rate for any requested Interest Period with respect to a proposed BA Rate Loan or that the BA Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed BA Rate Loan does not adequately and fairly reflect the cost to the Canadian Lenders funding such Loan, such Agent will forthwith give notice of such determination to the Canadian Company and each Canadian Lender. Thereafter, the obligation of the Canadian Lenders to make or maintain BA Rate Loans for the account of the Canadian Company hereunder shall be suspended until the Canadian Agent revokes such notice in writing. Upon receipt of such notice, the Canadian Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Canadian Company does not revoke such notice, its Applicable Lenders shall make, convert or continue the Loans, as proposed by the Canadian Company, in the amount specified in the applicable notice submitted by the Canadian Company, but such Loans shall be made, converted or continued as Canadian Base Rate Loans. If the U.S. Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the U.S. Lenders funding such Loan, such Agent will forthwith give notice of such determination to the U.S. Company and each U.S. Lender. Thereafter, the obligation of the U.S. Lenders to make or maintain Offshore Rate Loans for the account of the U.S. Company hereunder shall be suspended until the U.S. Agent revokes such notice in writing. Upon receipt of such notice, the U.S. Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the U.S. Company does not revoke such notice, its Applicable Lenders shall make, convert or continue the Loans, as proposed by the U.S. Company, in the amount specified in the applicable notice submitted by the U.S. Company, but such Loans shall be made, converted or continued as Base Rate Loans.

                 3.06.    Certificates of Lenders.

                 Any Applicable Lender of a Company claiming reimbursement or compensation pursuant to this Article III shall deliver to such Company (with a copy to the Applicable Agent of such Company) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on such Company in the absence of manifest error.

                 3.07.    Substitution or Termination of Lender,

                 If (a) the obligation of any Lender to make BA Rate Loans or Offshore Rate Loans has been suspended pursuant to Section 3.02 or (b) any Lender has demanded compensation or is entitled to the payment of Additional amounts under Section 3.01 or 3.03,

                 (i) the applicable Company shall have the right to obtain a replacement lender for such Lender; provided, that such replacement tender shall be an Eligible Assignee and the assignment by such Lender to such replacement lender of such Lender's Loans, Commitments and other rights and obligations hereunder shall be consummated in compliance with Section 10.08; and

                 (ii) the applicable Company may elect to terminate this Agreement as to such Lender; provided that such Company (A) terminates this Agreement as to any Affiliate of such Lender, (B) notifies such Lender through its Applicable Agent of such election at least three Business Days before any date fixed for such a borrowing or such a prepayment, as the case may be, and (C) repays all of the outstanding Loans and other Obligations owing to such Lender and such Lender's Affiliate at the end of the respective Interest Periods applicable thereto or as otherwise required by Section 3.02. Upon receipt by the Applicable Agent of any notice referred to in clause (B) above with respect to any Lender, the Commitments of such Lender and any Affiliate of such Lender shall terminate.

                 3.08.    Survival.

                 The agreements and obligations of the Companies in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                 4.01.    Conditions of Initial Loans.

                 The obligation of each Lender to make its initial Loan hereunder is subject to the condition that the Agents shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agents and each Lender and in sufficient copies for each
Lender:

                 (a)      Credit Agreement and Notes.

                 This Agreement and the Notes, executed by the Companies and, except in the case of the Notes, the Agents and each of the Lenders;

                 (b)      Resolutions: Incumbency.

                 (i) Copies of the resolutions of the board of directors of each Company approving and authorizing the execution, delivery and performance by such Company of this Agreement and the other Loan Documents to be delivered by it hereunder, and authorizing the borrowing of the Loans to such Company, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Company,

                 (ii) Certified copies of the resolutions of the board of directors of each Subsidiary of a Company approving the Loan Documents to be delivered by it hereunder; and

                 (iii) A certificate of the Secretary or Assistant Secretary of each Company, and each Subsidiary of each Company, certifying the names and true signatures of the officers of each Company and each such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                 (c)      Articles of Incorporation; By-laws and Good Standing.

                 Each of the following documents:

                 (i) the articles or certificate of incorporation of each Company, and each Subsidiary of each Company, as in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the jurisdiction of incorporation of such Company or such Subsidiary, as the case may be, as of a recent date and by the Secretary or Assistant Secretary of such Company or such Subsidiary, as the case may be, as of the Closing Date, and the bylaws of such Company or such Subsidiary, as the case may be, as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Company or such Subsidiary, as the case may be, as of the Closing Date; and

                 (ii) a good standing certificate for each Company, and each Subsidiary of the U.S. Company, from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of incorporation and each jurisdiction where such Company, and each such Subsidiary of the U.S. Company, is qualified to do business as a foreign corporation as of a recent date;

                 (d)      Collateral Documents.

                 The reaffirmations or execution, as applicable, of the Canadian Company Security Agreements, the U.S. Company Security Agreement the U.S. Company Guaranty and all other agreements, instruments and documents required to be delivered on the Closing Date under any of the foregoing Collateral Documents, executed by the Companies and the Subsidiaries, in appropriate form for recording, where necessary, together with:

                 (i) duly executed UCC-1 or equivalent financing statements filed in all jurisdictions necessary to perfect the security interests of the Agents for the benefit of the Lenders, and all other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agents for the benefit of the Lenders in accordance with applicable law, in each case duly executed and filed, registered or recorded;

                 (ii) written advice relating to such Lien and judgment searches as the Agents shall have requested of the Companies, and duly executed termination statements or other documents in appropriate form for filing, registration or recording as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                 (iii) evidence that all other actions necessary or, in the reasonable opinion of the Agents or the Lenders, desirable to perfect and protect the first priority security interest created by the documents described in this subsection 4.01(d) have been taken, or arrangements satisfactory to the Agents for the taking of such actions shall have been made;

                 (iv) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

                 (v) evidence that the Applicable Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required under this Agreement

                 (vi) flood insurance on terms satisfactory to the Agents and the Lenders;

                 (vii) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral, as requested by the Agents and the Lenders.

                 (e)      Legal Opinions.

                 (i) an opinion of Kutak Rock, counsel to the U.S. Company and addressed to the Agents and the Lenders substantially in the form of Exhibit G-1;

                 (ii)     intentionally omitted;

                 (iii) an opinion of McCarthy Tetrault, counsel to the Canadian Company and addressed to the Agents and the Lenders substantially in the form of Exhibit H;

                 (iv) an opinion of Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., special counsel to the U.S. Agent substantially in the form of Exhibit I;

                 (v) an opinion of Meighen Demers, special counsel to the Canadian Agent substantially in the form of Exhibit J;

                 (vi) an opinion of Johns, Southward, Glazier, Walton & Magetts, special British Columbia counsel to the Canadian Agent;

                 (vii) an opinion of Pitt, Blado and Hoskin, special Manitoba counsel to the Canadian Agent; and

                 (viii) an opinion of Green Parish, special New Brunswick and Nova Scotia counsel to the Canadian Agent,

                 (f)      Payment of Fees.

                 The Companies shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agents to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute the Agents' reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings; provided, that such estimate shall not thereafter preclude final settling of accounts between the Companies and Agents; including any such costs, fees and expenses arising under or referenced in Sections 2.10, 3.01 and 10.04;

                 (g)      UCC-3 Termination Statements.

                 Acknowledgment copies of UCC-3 termination statements filed by the U.S. Bank of Washington, N.A. with respect to its liens on the assets of Trade Products, Inc. that are to be terminated in connection with the Acquisition or original copies of such UCC-3 termination statements,

                 (h)      Certificate.

                 A certificate signed by a Responsible Officer of each Company, dated as of the Closing Date, stating that:

                 (i)      the representations and warranties contained in
         Article V are true and correct on and as of such date, as though made on and as of such date;

                 (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                 (iii) there has occurred since December 31, 1995, no event or circumstance that has resulted in a Material Adverse Effect;

                 (i)      Financial Statements.

                 A certified copy of the financial statements of the U.S. Company and its Subsidiaries as of September 30, 1996;

                 (j)      Borrowing Base Certificate,

                 A Borrowing Base Certificate from each Company calculating the Borrowing Base for such Company as of September 30, 1996,

                 (k)      Insurance Policies.

                 Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Companies and Subsidiaries in accordance with Section 6.06;

                 (l)      Subordinated Debt Investment in U.S. Company.

                 Borrower shall have issued the Subordinated Notes pursuant to the Subordinated Debt Documents the terms of which shall be acceptable to the Agents and the Lenders, and U.S. Company shall have received net cash proceeds of at least Ninety Millon U.S. Dollars (U.S.$90,000,000) in exchange for the Subordinated Notes, which indebtedness shall bear interest at a rate not to exceed 13% per annum.

                 (m)      Acquisition.

                 The Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents and any other applicable documents and in full compliance with applicable laws.

                 (n)      Repayment of Existing Debt.

                 Evidence of the repayment of all existing Indebtedness of the Companies and Subsidiaries including Indebtedness to the Lenders, except as set in Schedule 7.5(A).

                 (o)      Other Documents.

                 Such other approvals, opinions, documents or materials as the Agents or any Lender may reasonably request; and

                 4.02. Conditions to All Borrowings and Issuance of Letters of Credit.

                 The obligation of each Lender to make any Loan to be made by it hereunder (including its initial Loan) or to participate in a Letters of Credit as provided in Section 2.15, is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issuance date:

                 (a)      Notice of Borrowing.

                 A Notice of Borrowing of a Company shall have been received by such Company's Applicable Agent (with, in the case of the initial Loan only, a copy for each Lender);

                 (b)      Representations and Warranties.

                 The representations and warranties made by the Companies contained in Article V shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such borrowing or issuance date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                 (c)      No Existing Default.

                 No Default or Event of Default shall exist or shall result from such Borrowing or issuance.

Each Notice of Borrowing submitted by a Company hereunder shall constitute a representation and warranty by such Company hereunder, as of the date of each such notice and as of the date of each borrowing or issuance, as applicable, that the conditions in Section 4.02 are satisfied.

                 (d)      No Change in Condition.

                 No Material Adverse Change shall have occurred,

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 Each Company represents and warrants to each Agent and each Lender that:

                 5.01.    Corporate Existence and Power.

                 Such Company and each of its Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d)      is in compliance with all Requirements of Law;

except, in each case referred to in subclause (b)(i) or clause (c) or clause
(d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 5.02.    Corporate Authorization; No Contravention.

                 The execution, delivery and performance by such Company and its Subsidiaries of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

                 (c)      violate any Requirement of Law.

                 5.03.    Governmental Authorization.

                 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted under the Collateral Documents) is necessary or required in connection with the execution, delivery, performance or enforcement of this Agreement or any other Loan Document.

                 5.04.    Binding Effect.

                 This Agreement and each other Loan Document to which such Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability.

                 5.05.    Litigation.

                 Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of such Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Company, or its Subsidiaries or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 5.06.    No Default.

                 No Default or Event of Default exists or would result from the incurring of any Obligations by such Company or the grant or perfection of the Liens on the Collateral under the Collateral Documents. Neither such Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

                 5.07.    ERISA Compliance.

                 (a) Schedule 5.7 lists all Plans in existence as of the date hereof and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agents are true and complete in all material respects.

                 (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the U.S. Code and other Federal or state law, including all requirements under the U.S. Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of each Plan except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

                 (c) Except as specifically disclosed in Schedule 5.7, as of the date hereof there is no outstanding material liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the U.S. Company or any ERISA Affiliate, nor with respect to any Plan to which the U.S. Company or any ERISA Affiliate contributes or is obligated to contribute.

                 (d) Except as specifically disclosed in Schedule 5.7, as of the date hereof no Plan subject to Title IV of ERISA has any material Unfunded Pension Liability.

                 (e) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the Code, except for such failures to comply which could not reasonably be expected to have a Material Adverse Effect.

                 (f) Except as specifically disclosed in Schedule 5.7, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a Material Adverse Effect.

                 (g) There are no pending or, to the best knowledge of the U.S. Company, threatened, claims, actions or lawsuits (other than routine claims for benefits in the usual and ordinary course or claims, actions or lawsuits which would not reasonably be expected to have a Material Adverse Effect), asserted or instituted against (i) any Plan maintained or sponsored by the U.S. Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified

Plan, or (ill) any fiduciary with respect to any Plan for which the U.S. Company may be directly or indirectly liable, through indemnification obligations or otherwise.

                 (h) Except as specifically disclosed in Schedule 5.7, as of the date hereof neither the U.S. Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan which could reasonably be expected to have a Material Adverse Effect.

                 (i) Except as specifically disclosed in Schedule 5.7, as of the date hereof neither the U.S. Company nor any ERISA Affiliate has transfer red any Unfunded Pension Liability to a Person other than the U.S. Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 5.08.    Use of Proceeds; Margin Regulations.

                 The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.07. Neither the U.S. Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                 5.09.    Title to Properties.

                 Such Company and its Subsidiaries have good and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of such Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

                 5.10.    Taxes.

                 Such Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with Applicable Accounting Principles of such Company and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against such Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

                 5.11.    Financial Condition.

                 (a) The audited consolidated balance sheets of the U.S. Company and its Subsidiaries dated December 31, 1995, and the audited balance sheets of Seller and its Subsidiaries dated December 31, 1995 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                 (i) were prepared in accordance with Applicable Accounting Principles of the U.S. Company or Seller, as the case may be, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                 (ii) fairly present, in all material respects, the financial condition of the U.S. Company and its Subsidiaries, or Seller and its Subsidiaries, as the case may be, as of the date thereof and results of operations for the period covered thereby; and

                 (iii) except as specifically disclosed in Schedule 5.11, reflect all material indebtedness and other liabilities, direct or contingent of the U.S. Company and its consolidated Subsidiaries or Seller and its Subsidiaries, as the case may be, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since December 31, 1995, there has been no Material Adverse Effect.

                 5.12.    Environmental Matters.

                 (a) Except as specifically disclosed in Schedule 5.12, the on-going operations of such Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

                 (b) Except as specifically disclosed in Schedule 5.12, such Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and such Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except, in each case, to the extent that the failure to obtain, maintain in good standing or comply with any such Environmental Permit could not reasonably be expected to have a Material Adverse Effect.

                 (c) Except as specifically disclosed in Schedule 5.12, none of such Company, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material that could reasonably be expected to have a Material Adverse Effect.

                 (d)      Except as specifically disclosed in Schedule 5.12,
(i) there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of such Company or any of its Subsidiaries that could give rise to Environmental Claims that could reasonably be expected to have a Material Adverse Effect, and (ii) neither such Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site.

                 5.13.    Regulated Entities.

                 None of such Company or any Subsidiary of such Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state or provincial public utilities code, or any other Federal, provincial or state statute or regulation limiting its ability to incur Indebtedness.

                 5.14.    No Burdensome Restrictions,

                 Neither such Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

                 5.15.    Solvency.

                 On the Closing Date such Company and each of its Significant Subsidiaries is, and after giving effect to the Acquisition and the initial Borrowing, such Company and each of its Significant Subsidiaries will be, Solvent.

                 5.16.    Labor Relations.

                 There are no strikes, lockouts or other labor disputes against such Company or any of its Subsidiaries, or, to the best of such Company's knowledge, threatened against or affecting such Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against such Company or any of its Subsidiaries or, to the best knowledge of such Company, threatened against any of them before any Governmental Authority that, in each case, could reasonably be expected to have a Material Adverse Effect.

                 5.17.    Copyrights, Patents Trademarks and Licenses, Etc.

                 Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, such Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of such Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Company or any of its Subsidiaries infringes upon any rights held by any other Person in any manner that could reasonably be expected to have a Material Adverse Effect; except as specifically disclosed in Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Company, threatened, and, to the knowledge of such Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                 5.18. Subsidiaries.

                 As of the Closing Date, such Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.18 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.18.

                 5.19. Broker's; Transaction Fees.

                 Neither such Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby, except as described in Schedule 5.19.

                 5.20. Insurance.

                 The Properties of such Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Company or such Subsidiary operates.

                 5.21. Full Disclosure.

                 None of the representations or warranties made by such Company or any of its Subsidiaries in the Loan Documents as of the date such representations or warranties are made or deemed made, and none of the statements contained in the exhibits, reports, statements or certificates furnished by such Company or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or, considered as a whole, omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                 5.22. Eligibility of Collateral.

                 Each Borrowing Base Certificate prepared by a Company and delivered to its Applicable Agent shall be true and correct in all material respects. No Account Receivable or item of Inventory which either Company shall, expressly or by implication (by inclusion on a Borrowing Base Certificate or otherwise), request the Agents to classify as an Eligible Account Receivable or as Eligible Inventory, respectively, will be, as of the time when such request is made, intentionally misclassified by such Company as an Eligible Account Receivable or Eligible Inventory.

                 5.23. Acquisition.

                 The Acquisition has been consummated in accordance with and pursuant to the terms of the Acquisition Documents, and in compliance in all material respects with all applicable laws. The execution of all such Acquisition Documents has been duly authorized by all necessary action on the part of the U.S. Company and will not require any consent or approval of any governmental agency or authority that has not been obtained prior to the date hereof. The execution of all such Acquisition Documents does not conflict with
(i) any provisions of applicable law, (ii) the organizational documents of the U.S. Company, (iii) any material agreement binding upon the U.S. Company or
(iv) any court or administrative order or decree applicable to the U.S.
Company.

                 5.24. Subordinated Notes.

                 The Subordinated Notes have been issued in accordance with and pursuant to the terms of the Subordinated Debt Documents, and in compliance in all material respects with all applicable laws. The execution of the Subordinated Debt Documents and the issuance of the Subordinated Notes have been duly authorized by all necessary action on the part of the U.S. Company and will not require any consent or approval of any governmental agency or authority that has not been obtained prior to the date hereof. The execution of all such Subordinated Debt Documents and the issuance of the Subordinated Notes do not conflict with (i) any provisions of applicable law, (ii) the organizational documents of the U.S. Company, (iii) any material agreement binding upon the U.S. Company or (iv) any court or administrative order or decree applicable to the U.S. Company.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                 Each Company covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Agents and the Majority Lenders waive compliance in writing:

                 6.01. Financial Statements.

                 The U.S. Company shall deliver to the Agents in form and detail satisfactory to the Agents and the Majority Lenders, with sufficient copies for each Lender:

                 (a) as soon as available, but not later than 95 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the U.S. Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited by an Impermissible Qualification. The U.S. Company shall use its reasonable best efforts to obtain a reliance agreement between the Agents and Lenders and such accounting firm in form and substance satisfactory to the U.S. Agent and the Majority Lenders;

                 (b) Intentionally Omitted;

                 (c) as soon as available, but not later than 50 days after the end of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the U.S. Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with U.S. GAAP, the financial position and the results of operations of such Company and the Subsidiaries (except for footnote disclosure and year-end adjustments);

                 (d) Intentionally Omitted;

                 (e) as soon as available, but not later than 30 days after the end of each month, a copy of a report (known as the U.S. Company's "Consolidated Flash Report") for the period commencing on the first day and ending on the last day of such month detailing (consistent with current management reporting practices) the U.S. Company's management's best estimation of (i) the consolidated revenue and gross profit of the U.S. Company for such period, (ii) the revenue and gross profit of the U.S. Company and its Subsidiaries on a consolidating basis and on a product line by product line basis and (iii) such other internal monthly financial reports as are prepared by the U.S. Company and requested by the Agent, certified by an appropriate Responsible Officer as being complete and correct and fairly representing the financial position and the results of operations of such Company and the Subsidiaries.

                 (f) As soon as available, but not later than 30 days after the end of each month, a Borrowing Base Certificate from each Company calculating the Borrowing Base for such Company for the period ended on the last day of the preceding month (provided, that the Borrowing Base Certificate for the U.S. Company for the month ending October 31, 1996 shall give effect to the acquisition of the accounts and inventory of Seller in connection with the Acquisition).

                 (g) As soon as available, but not later than 60 days after the end of each fiscal year of the U.S. Company, a copy of the projections and annual business plan of the U.S.

Company and its Subsidiaries on a consolidated basis for the forthcoming fiscal year, on a month by month basis.

                 6.02. Certificates; Other Information.

                 The U.S. Company shall furnish to the Agents, with sufficient copies for each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (c), (i) a Compliance Certificate of a Responsible Officer of the U.S. Company (A) stating that, to the best of such officer's knowledge, the Companies during such period, have observed and performed all of their covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by them, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (B) showing in detail the calculations supporting such statement in respect of Sections 7.13, 7.14, 7.15, 7.16 and 7.17, and (ii) and, if there has been a change in the Leverage Ratio resulting in a change in the Applicable Margin, a Pricing Change Certificate of a Responsible Officer of the U.S. Company;

                 (c) promptly after the same are sent copies of all financial statements and reports which such Company sends to its public shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which such Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; and

                 (d) promptly, such additional business, financial, corporate affairs and other information as the Applicable Agent of such Company, at the request of any Lender, may from time to time reasonably request.

                 6.03. Notices.

                 Such Company shall promptly notify each Agent and each Lender;

                 (a) of the occurrence of any Default or Event of Default;

                 (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of such Company or any of its Subsidiaries and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between such Company or any of its Subsidiaries and any Governmental Authority which, in any such case, could reasonably be expected to result in a Material Adverse Effect;

                 (c) of the commencement of, or any material development in, any litigation or proceeding affecting such Company or any Subsidiary (i) in which the amount of damages claimed is in excess of One Million Canadian Dollars (Cdn$1,000,000) in the case of the Canadian Company and its Subsidiaries and in excess of One Million U.S. Dollars (U.S.$1,000,000) in the case of the U.S. Company and its Non-Canadian Subsidiaries, (ii) in which injunctive or similar relief is sought and which, if adversely determined, which could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                 (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against such Company or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws which actions would reasonably be anticipated to lead to a liability of One Million U.S. Dollars (U.S.$1,000,000) or more, and
(ii) all other Environmental Claims involving a potential liability to such Company or such Subsidiary of One Million U.S. Dollars (U.S.$1,000,000) or more;

                 (e) of any other litigation or proceeding affecting such Company or any of its Subsidiaries which such Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

                 (f) of any of the following ERISA events affecting such Company or any member of its Controlled Group (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Company or any member or its Controlled Group with respect to such event:

                 (i) an ERISA Event;

                 (ii) the adoption of any new Qualified Plan by any member of the Controlled Group;

                 (iii) the adoption of any amendment to a Qualified Plan if such amendment results in a material increase in benefits or unfunded liabilities; or

                 (iv) the commencement of contributions by any member of the Controlled Group to any Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code;

                 (g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the U.S. Company delivered to the Lenders pursuant to subsections 6.01(a) or 4.01(i);

                 (h) of any material change in accounting policies or financial reporting practices by such Company or any of its Subsidiaries; and

                 (i) of any labor contract resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving such Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                 Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of such Company setting forth details of the occurrence referred to therein, and stating what action, if any, such Company proposes to take with respect thereto. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

                 6.04. Preservation of Corporate Existence, Etc.

                 Such Company shall, and shall cause each of its Subsidiaries to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except in connection with a transaction permitted by Section 7.03;

                 (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section
7.02 and except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                 (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

                 (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                 6.05. Maintenance of Property.

                 Such Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect or as permitted by Section 7.02.

                 6.06. Insurance; Condemnation.

                 In addition to insurance requirements set forth in the Collateral Documents, such Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. All casualty, business interruption and key man insurance maintained by such Company shall name the Applicable Agent as loss payee and all liability insurance shall name the Applicable Agent as additional insured for the benefit of the Applicable Lenders, as their interests may appear. In addition, all business interruption and key management insurance shah be collaterally assigned to the Applicable Agent of such Company. All such insurance policies and loss payable clauses shall provide that they may not be cancelled, amended or terminated unless the Applicable Agent of such Company is given at least the same number of days' notice that the insurance company which issued such policies is required to give such Company or any Subsidiary, but in no event less than 30 days' prior written notice. All insurance proceeds shall be paid directly to the Applicable Agent for application to the Obligations; provided, that:

                 (a) in the event the amount of insurance proceeds received by the Applicable Agent of a Company as a result of an Event of Loss suffered by such Company or any of its Subsidiaries is equal to or less than One Million Canadian Dollars (Cdn$1,000,000) in the case of the Canadian Company or any of its Subsidiaries or One Million U.S. Dollars (U.S.$1,000,000) in the case of the U.S. Company or any of its Non-Canadian Subsidiaries, such Applicable Agent shall remit such proceeds to such Company to repair, replace, restore or substitute for such damaged Property;

                 (b) in the event the amount of insurance proceeds received by the Applicable Agent of a Company as a result of an Event of Loss suffered by such Company or any of its Subsidiaries is greater than One Million Canadian Dollars (Cdn$1,000,000) but equal to or less than Seven Million Five Hundred Thousand Canadian Dollars (Cdn$7,500,000) in the case of the Canadian Company or any of its Subsidiaries or greater than One Million U.S. Dollars (U.S.$1,000,000) but equal to or less than Seven Million Five Hundred Thousand U.S. Dollars (U.S.$7,500,000) in the case of the U.S. Company or any of its Non-Canadian Subsidiaries, so long as (i) no Event of Default exists at the time of such Event of Loss, and (ii) the Applicable Agent of such Company has received written evidence reasonably satisfactory to such Agent and the Majority Lenders to the effect that (A) such proceeds are, together with other funds available to such Company (excluding, however, funds necessary to operate such Company's business), in an amount sufficient to pay all costs of repair, replacement, restoration or substitution of such damaged Property to an economical unit of the same character as such Property was prior to such damage and (B) the failure to be able to use such damaged Property during the period during which such damaged Property is to be repaired, replaced, restored or substituted could not reasonably be expected to have a Material Adverse Effect, such Applicable Agent shall make such proceeds available to such Company as provided below, and

                 (c) in the event the amount of insurance proceeds received by the Applicable Agent of a Company as a result of an Event of Loss suffered by such Company or any of its Subsidiaries is greater than Seven Million Five Hundred Thousand Canadian Dollars (Cdn$7,500,000) in the case of the Canadian Company or any of its Subsidiaries or greater than

Seven Million Five Hundred Thousand U.S. Dollars (U.S.$7,500,000) in the case of the U.S. Company or any of its Non-Canadian Subsidiaries, such Applicable Agent may, with the consent of the Majority Lenders in their sole discretion, make such proceeds available to such Company to pay the costs of repair, replacement, restoration or substitution of such damaged Property as provided below.

The amount of proceeds which is to be made available to a Company pursuant to clause (b) or clause (c) above shall be held by such Company's Applicable Agent in a Collateral Account to be disbursed from time to time to pay the cost of repair, replacement, restoration or substitution either, at the Majority Lenders' option, to such Company or directly to contractors, subcontractors, and material suppliers and subject to such conditions to disbursement as the Majority Lenders may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no Liens arise by reason thereof. Notwithstanding anything contained herein to the contrary, if an Event of Default arises after the occurrence of an Event of Loss of a Company, the amount of proceeds with respect to such Event of Loss held by such Company's Applicable Agent in a Collateral Account shall, at the request of the Majority Lenders, be applied by such Applicable Agent to the Obligations. Upon request of the Applicable Agent of such Company or any Applicable Lender of such Company, such Company shall furnish the Applicable Agent, with sufficient copies for each Applicable Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of such Company (and, if requested by the Applicable Agent of such Company, any insurance broker of such Company) setting forth the nature and extent of all insurance maintained by such Company and its Subsidiaries in accordance with this Section
6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, was placed through such broker).

                 All proceeds arising in connection with any condemnation, seizure or taking, by the exercise of power of eminent domain or otherwise, of any Property, shall be paid directly to the Applicable Agent for application to the Obligations; provided, that:

                 (x) in the event the amount of such proceeds received by a Company or any of its Subsidiaries is equal to or less than One Million Canadian Dollars (Cdn$1,000,000) in the case of the Canadian Company or any of its Subsidiaries or One Million U.S. Dollars (U.S.$1,000,000) in the case of the U.S. Company or any of its Non-Canadian Subsidiaries, such Applicable Agent shall remit such proceeds to such Company to replace, restore or substitute for such condemned, seized or taken Property;

                 (y) in the event the amount of such proceeds received by a Company or any of its Subsidiaries is greater than One Million Canadian Dollars (Cdn$1,000,000) but equal to or less than Seven Million Five Hundred Thousand Canadian Dollars (Cdn$7,500,000) in the case of the Canadian Company or any of its Subsidiaries or greater than One Million U.S. Dollars (U.S.$1,000,000) but equal to or less than Seven Million Five Hundred Thousand U.S. Dollars (U.S.$7,500,000) in the case of the U.S. Company or any of its Non-Canadian

         Subsidiaries, so long as (i) no Event of Default exists at the time of such condemnation, seizure or taking, and (ii) the Applicable Agent of such Company has received written evidence reasonably satisfactory to such Agent and the Majority Lenders to the effect that (A) such proceeds are, together with other funds available to such Company (excluding, however, funds necessary to operate such Company's business), in an amount sufficient to pay all costs of replacement, restoration or substitution of such Property to an economical unit of the same character as such Property was prior to such taking and (B) the failure to be able to use such Property during the period during which such Property is to be replaced, restored or substituted could not reasonably be expected to have a Material Adverse Effect, such Applicable Agent shall make such proceeds available to such Company as provided below; and

                 (z) in the event the amount of such proceeds received by a Company or any of its Subsidiaries is greater than Seven Million Five Hundred Thousand Canadian Dollars (Cdn$7,500,000) in the case of the Canadian Company or any of its Subsidiaries or greater than Seven Million Five Hundred Thousand U.S. Dollars (U.S.$7,500,000) in the case of the U.S. Company or any of its Non-Canadian Subsidiaries, such Applicable Agent may, with the consent of the Majority Lenders in their sole discretion, make such proceeds available to such Company to pay the costs of replacement, restoration or substitution of such Property as provided below.

The amount of proceeds which is to be made available to a Company pursuant to clause (y) or clause (z) above shall be held by such Company's Applicable Agent in a Collateral Account to be disbursed from time to time to pay the cost of replacement, restoration or substitution either, at the Majority Lenders' option, to such Company or directly to contractors, subcontractors, and material suppliers and subject to such conditions to disbursement as the Majority Lenders may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no Liens arise by reason thereof. Notwithstanding anything contained herein to the contrary, if an Event of Default arises after the occurrence of a condemnation, seizure or taking, the amount of proceeds with respect to such a condemnation, seizure or taking held by such Company's Applicable Agent in a Collateral Account shall, at the request of the Majority Lenders, be applied by such Applicable Agent to the Obligations.

                 6.07. Payment of Obligations.

                 Such Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with Applicable Accounting Principles of such Company are being maintained by such Company or such Subsidiary; and

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property other than a Lien permitted under Section 7.01.

                 6.08. Compliance with Laws.

                 Such Company shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 6.09. Inspection of Property and Books and Records.

                 Such Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with Applicable Accounting Principles of such Company consistently applied shall be made of all financial transactions and matters involving the assets and business of such Company and such Subsidiaries. Such Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Applicable Agent of such Company or any Applicable Lender of such Company to visit and inspect any of their respective Properties, to perform collateral audits, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, with such Company having the right to be present, in the case of any such discussion with its independent public accountant, all at the expense of such Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Company, provided, however, when an Event of Default exists the Applicable Agent of such Company or any Applicable Lender of such Company may do any of the foregoing at the expense of such Company at any time during normal business hours and without advance notice.

                 6.10. Environmental Laws.

                 (a) Such Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, except such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

                 (b) Upon the written request of the Applicable Agent of such Company or any Applicable Lender of such Company, such Company shall submit or cause its Subsidiaries to submit, to the Applicable Agent of such Company with sufficient copies for each Lender, at such Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d), that could reasonably be expected, individually or in the aggregate, to result in liability in excess of One Million U.S. Dollars (U.S.$1,000,000).

                 6.11. Use of Proceeds.

                 Such Company shall use the proceeds of the Loans solely for working capital and other general corporate purposes not in contravention of any Requirement of Law.

                 6.12. Further Assurances.

                 (a) Such Company shall ensure that all written information, exhibits and reports furnished to the Agents or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not, when considered as a whole, omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agents and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                 (b) Promptly upon request by its Applicable Agent or the Majority Lenders, such Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments such Agent or the Majority Lenders may reasonably require from time to time in order
(i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to such Agent rights granted or now or hereafter intended to be granted to the Agents and the Lenders under any Loan Document or under any other document executed in connection therewith.

                 6.13. Inventory Reports.

                 Such Company shall conduct a physical inventory no less frequently than semi-annually and shall provide the Agents and the Lenders a report on each such physical inventory promptly thereafter, together with such supporting information as the Agents and the Lenders shall request.

                 6.14. Excess Availability.

                 The Companies shall have Excess Availability of at least Five Million U.S. Dollars (U.S.$5,000,000) for 30 consecutive days during each fiscal year of the U.S. Company.

                 6.15. Collateral Audit.

                 The Companies shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agents and the Lenders to perform a collateral audit of the Companies and their Subsidiaries on or before January 15, 1997 (or such later date as the Agents may determine). After such collateral audit is performed, the Agents may redetermine the Borrowing Base (including without limitation altering the advance rates set forth in the definition of Borrowing Base and/or adding an advance rate with respect to equipment of the Companies as part of the Borrowing Base) in their reasonable discretion based on the results of such audit.

                 6.16. Significant Subsidiaries.

                 Within 45 days after any Subsidiary of a Company that is domiciled and organized within the United States is deemed to be a Significant Subsidiary, the Applicable Company shall cause the Significant Subsidiary to
(i) execute a Guaranty of the Obligations in favor of the Agents and the Lenders, in form and substance reasonably satisfactory of the Agents and (ii) grant the Agents and Lenders a Lien on all of its assets free and clear of all Liens other than Permitted Liens pursuant to such documentation as is in form and substance reasonably satisfactory to the Agents. Within 45 days after any Subsidiary of a Company that is domiciled and organized outside of the United States (other than the Canadian Company) is deemed to be a Significant Subsidiary, the Applicable Company shall pledge at least 65% of the stock of such Significant Subsidiary in favor of the Applicable Agent in form and substance reasonably satisfactory to such Agent.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

                 Each Company hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Agents and the Majority Lenders waive compliance in writing:

                 7.01. Limitation on Liens.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien existing on the Property of such Company or its Subsidiaries on the Closing Date and, in the case of any Lien securing amounts in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000), set forth in
Schedule 7.1 securing Indebtedness outstanding on such date;

                 (b) any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07; provided, that no Notice of Lien has been filed or recorded under the U.S. Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

                 (e) Liens consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens on the Property of such Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate could not (even if enforced) be reasonably expected to cause a Material Adverse Effect;

                 (g) Liens consisting of judgment or judicial attachment liens; provided, that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Companies and their Subsidiaries do not exceed One Million U.S. Dollars (U.S.$1,000,000);

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of such Company and its Subsidiaries;

                 (i) Purchase money security interests on any Property (other than inventory) acquired or held by such Company or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided, that (i) any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property, and
(iv) the principal amount of the Indebtedness of the Companies and their Subsidiaries secured by any and all such purchase money security interests shall not at any time exceed One Million U.S. Dollars (U.S.$1,000,000);

                 (j) Liens securing Capital Lease Obligations on assets subject to such Capital Leases; provided, that such Capital Leases are permitted under subsection 7.11(d); and

                 (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by such Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by such Company or any of its Subsidiaries to provide collateral to the depository institution.

                 7.02. Disposition of Assets.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment, to the extent such sale and replacement of equipment is in the Ordinary Course of Business;

                 (c) dispositions to the U.S. Company or any of its Significant Subsidiaries or dispositions to any other Subsidiaries so long as the aggregate amount of such dispositions in any fiscal year do not exceed Two Hundred Fifty Thousand U.S. Dollars (U.S.$250,000); and

                 (d) so long as no Event of Default exists, dispositions of assets with an aggregate fair market value not in excess of One Million U.S. Dollars (U.S.$1,000,000) in any fiscal year of the U.S. Company.

                 7.03. Consolidations and Mergers.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or acquire (whether in one transaction or in a series of transactions) substantially all of the assets of any Person, except (a) for Permitted Acquisitions and (b) any Subsidiary of such Company may merge with such Company, provided, that such Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries of such Company, provided, that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation.

                 7.04. Loans and Investments.

                 Such Company shall not purchase or acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of such Company, except for:

                 (a) investments in Cash Equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

                 (c) extensions of credit by such Company to, and other investments by such Company in, any of its Subsidiaries or by any of its Subsidiaries to or in another of its Subsidiaries;

                 (d) loans of equipment to customers of the U.S. Company in the Ordinary Course of Business;

                 (e) Contingent Obligations permitted under Section 7.08(d);

                 (f) investments necessary to consummate Permitted Acquisitions; and

                 (g) Other extension of credit and investments in an amount not to exceed One Million U.S. Dollars (U.S.$1,000,000) at any time outstanding.

                 7.05. Limitation on Indebtedness.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a) Indebtedness incurred pursuant to this Agreement;

                 (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

                 (c) Indebtedness incurred under the Subordinated Debt Documents in the principal amount not to exceed One Hundred Million U.S. Dollars (U.S.$100,000,000);

                 (d) In addition to the Indebtedness permitted in subsections
(a) through (c) above, Indebtedness of the Companies set forth on Schedule 7.5(A) and such other Indebtedness so long as the aggregate principal amount outstanding of the Indebtedness on Schedule 7.5(A) and such other Indebtedness does not exceed Three Million U.S. Dollars (U.S.$3,000,000) less the amount of Capital Lease Obligations of the Companies and their Subsidiaries; and

                 (e) In addition to the Indebtedness permitted in subsections
(a) through (e) above, Indebtedness of the Companies set forth on Schedule 7.5(B), which Indebtedness shall be repaid in full by the Companies with five Business Days after the Closing Date.

                 7.06. Transactions with Affiliates.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of such Company or of any such Subsidiary (other than with the U.S. Company or any of its Subsidiaries) except (a) as expressly permitted by this Agreement, (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Company or such Subsidiary or (c) the payment of financial advisory fees to Morgan Lewis Githens & Ahn or any of its Affiliates in connection with any acquisition made or considered by the U.S. Company or any of its Subsidiaries; in each case (a), (b) and (c), upon fair and reasonable terms no less favorable to such Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Company or such Subsidiary.

                 7.07. Use of Proceeds.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                 7.08. Contingent Obligations.

                 Such Company shall not and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the Ordinary Course of Business;

                 (b) Rate Contracts entered into in the Ordinary Course of Business;

                 (c) Contingent Obligations of such Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7,8;

                 (d) Contingent Obligations in an aggregate amount not to exceed Two Million Five Hundred Thousand U.S. Dollars (U.S.$2,500,000) at any time arising in connection with any agreement by the U.S. Company or any of its Subsidiaries to buy back inventory sold by the U.S. Company or any of its Subsidiaries to any of their customers;

                 (e) Contingent Obligations in an aggregate amount not to exceed Four Million U.S. Dollars (U.S.$4,000,000) arising in connection with leasing and other similar arrangements entered into in connection with the sale or leasing of electrical and video products of the U.S.

Company or any of its Subsidiaries, so long as the aggregate principal amount of any such leasing or similar arrangements with any particular customer of the U.S. Company or any of its Subsidiaries does not exceed Five Hundred Thousand U.S. Dollars (U.S.$500,000).

                 (f) Contingent Obligations arising under the Loan Documents;
and

                 (g) Contingent Obligations with respect to Indebtedness and other obligations that such Company or Subsidiary would have been permitted to incur as a primary obligation hereunder.

                 7.09. Joint Ventures.

                 Except as provided in Schedule 7.9, such Company shall not, and shall not suffer or permit any of its Subsidiaries to enter into any Joint Venture, other than (i) with a Company or any of its Subsidiaries, (ii) in the Ordinary Course of Business or (iii) Joint Ventures that are Permitted Acquisitions.

                 7.10. Compliance with ERISA.

                 The U.S. Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Qualified Plan so as to result in any material liability to the U.S. Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which results in a material liability to any member of the Controlled Group that could reasonably be expected to have a Material Adverse Effect, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to such Company or any ERISA Affiliate, or (iv) permit the Unfunded Pension Liabilities of the Plans to exceed One Million U.S. Dollars (U.S.$1,000,000).

                 7.11. Lease Obligations.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:

                 (a) leases of such Company and its Subsidiaries set forth in
Schedule 7.11;

                 (b) Operating Leases entered into by such Company or any of its Subsidiaries after the Closing Date in the Ordinary Course of Business; and

                 (c) Capital Leases, so long as the aggregate principal amount of Capital Lease Obligations of the U.S. Company and its Subsidiaries outstanding at any time plus the leases on Schedule 7.11 does not exceed Three Million U.S. Dollars (U.S.$3,000,000) less the amount of Indebtedness permitted under Section 7.05(e).

                 7.12. Restricted Payments.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that such Company and any of its Subsidiaries may (i) declare and make dividend payments or other distributions to, or make any such purchase, redemption or other acquisition for value from, any Company or any of its Subsidiaries and (ii) declare and make dividend payments or other distributions payable solely in its common stock. Such Company shall also not, and shall not permit any of its Subsidiaries to, prepay, purchase or redeem any Subordinated Debt or any Indebtedness evidenced by the Subordinated Debt Documents, except that so long as no Event of Default exists, such Company and any of its Subsidiaries may redeem up to 35% of the Subordinated Debt through the application of Net Issuance Proceeds from a substantially concurrent sale for cash.

                 7.13. Capital Expenditures.

                 The U.S. Company and its consolidated Subsidiaries shall not make Capital Expenditures or commit to make Capital Expenditures in an aggregate amount in excess of Eight Million U.S. Dollars (U.S.$8,000,000) during any fiscal year.

                 7.14. Net Worth.

                 Net Worth at any time during any period set forth below shall not be less than the applicable minimum amount set forth below opposite such period:

---------------------------------------------------------------------------
                                                         MINIMUM NET
             PERIOD                                         WORTH
---------------------------------------------------------------------------
From the Closing Date through December 30,              Base Net Worth
1997
---------------------------------------------------------------------------
From December 31, 1997 through December              Base Net Worth plus
30, 1998                                                U.S.$2,000,000
---------------------------------------------------------------------------
From December 31, 1998 through December              Base Net Worth plus
30, 1999                                                U.S.$4,000,000
---------------------------------------------------------------------------
From December 31, 1999 through December              Base Net Worth plus
30, 2000                                                U.S.$6,000,000
---------------------------------------------------------------------------
From December 31, 2000 and at all times              Base Net Worth plus
thereafter                                              U.S.$8,000,000
---------------------------------------------------------------------------

                 7.15. Leverage Ratio.

                 The Leverage Ratio, as determined for any date set forth below, shall not exceed the ratio set forth below opposite such date:

-------------------------------------------------------------------------------
                                                                    MAXIMUM
                                                                    LEVERAGE
                       PERIOD                                        RATIO
-------------------------------------------------------------------------------
Closing Date, December 31, 1996, March 31, 1997, June                 5.25
30, 1997 and September 30, 1997
-------------------------------------------------------------------------------
December 31, 1997, March 31, 1998, June 30, 1998 and
September 30, 1998                                                    5.00
-------------------------------------------------------------------------------
December 31, 1998, March 31, 1999, June 30, 1999,                     4.50
September 30, 1999, December 31, 1999, March 31, 2000,
June 30, 2000 and September 30, 2000
-------------------------------------------------------------------------------
December 31, 2000 and the last day of each fiscal quarter             4.00
thereafter
-------------------------------------------------------------------------------

provided, however, upon receipt of Net Issuance Proceeds by the U.S. Company after the Closing Date in excess of Ten Million U.S. Dollars (U.S.$10,000,000), the Maximum Leverage Ratio will adjust to the greater of: (a) 3.00, and (b) the Maximum Leverage Ratio noted above, minus the fraction, rounded down to the nearest five basis points, of: (i) Net Issuance Proceeds received by the U.S. Company after the Closing Date, divided by (ii) EBITDA for the twelve months of the end of the most recently completed fiscal quarter.

                 7.16. Fixed Charge Ratio.

                 The Fixed Charge Ratio for the twelve month period ending on December 31, 1996 and for the twelve month period ending on the last day of each fiscal quarter thereafter shall not be less than 1.10; provided, however, that if (a) Net Issuance Proceeds received by the U.S. Company after the Closing Date are greater than or equal to Twenty Million U.S. Dollars (U.S.$20,000,000), then the Fixed Charge Ratio requirement set forth above will increase to 1.30, in five basis points increments in each of four successive quarters beginning at the end of the first full quarter after receipt of the Net Issuance Proceeds; or (b) the Net Issuance Proceeds received by the U.S. Company after the Closing Date, are less than Twenty Million U.S. Dollars (U.S.$20,000,000), but greater than Ten Million U.S. Dollars (U.S.$10,000,000), then the Fixed Charge Ratio requirement set forth above will increase to 1.20, in two and one-half basis points increments in each of four successive quarters beginning at the end of the first full quarter after receipt of the Net Issuance Proceeds.

                 7.17. Interest Coverage Ratio.

                 The Interest Coverage Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

-------------------------------------------------------------------------------
                                                                    MINIMUM
                                                                    INTEREST
                   DATE                                             COVERAGE
-------------------------------------------------------------------------------
For the twelve month period ending on December 31,                    1.50
1996 and for the twelve month period ending on the last
day of each fiscal quarter thereafter to and including
September 30, 1999
-------------------------------------------------------------------------------
For the twelve month period ending on December 31,                    1.75
1999, March 31, 2000, June 30, 2000 and September 30,
2000
-------------------------------------------------------------------------------
For the twelve month period ending on December 31,                    2.00
2000 and for the twelve month period ending on the last
day of each fiscal quarter thereafter
-------------------------------------------------------------------------------


provided, however, that if: (a) Net Issuance Proceeds received by the U.S. Company after the Closing Date are greater than or equal to Twenty Million U.S. Dollars (U.S.$20,000,000), then the Interest Coverage Ratio requirement set forth above will increase by 50 basis points, in 12.5 basis points increments in each of four successive quarters beginning at the end of the first full quarter after receipt of the Net Issuance Proceeds; or (b) if Net Issuance Proceeds received by the U.S. Company after the Closing Date are less than Twenty Million U.S. Dollars (U.S.$20,000,000), but greater than Ten Million U.S. Dollars (U.S.$10,000,000), then the Interest Coverage Ratio will increase by 25 basis points, in six and one-quarter basis points increments in each of four successive quarters beginning at the end of the first full quarter after receipt of the Net Issuance Proceeds.

                 7.18. Change in Business.

                 Such Company shall not, and shall not permit any of its Subsidiaries to, engage, to any material extent in any line of business substantially different from those lines of business carried on by the U.S. Company and its Subsidiaries on the date hereof.

                 7.19. Change in Structure.

                 Except as expressly permitted under Section 7.03, such Company shall not and shall not permit any of its Subsidiaries to amend its certificate of incorporation or by-laws.

                 7.20. Accounting Changes.

                 Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by Applicable Accounting Principles of such Company, or change the fiscal year of such Company or of any of its consolidated Subsidiaries (which fiscal years currently end on December 31st).

                 7.21. Subsidiaries.

                 Such Company shall not and shall not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary other than Subsidiaries that are created or acquired in connection with a Permitted Acquisition.

                 7.22. Amendments to Acquisition Documents and Subordinated Debt Documents.

                 Such Company shall not amend, modify or alter, or permit to be amended, modified or altered: (a) any of the Acquisition Documents if the effect of such amendment or modification is to amend or modify any provision of any such documents in a manner adverse to the Lenders; or (b) any of the Subordinated Debt Documents if the effect of such amendment or modification is to (i) increase the principal amount of Indebtedness evidenced by any such documents, (ii) accelerate any date fixed for any payment of principal or interest on the Indebtedness evidenced by any such documents, (iii) increase the interest rate or any fees or charges, or add any fees or charges, payable in connection with the Indebtedness evidenced by any such documents, (iv) make any covenant, default or other provision contained therein more restrictive on Borrower, or (v) amend or modify any provision of any such documents in a manner adverse to the Lenders.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                 8.01. Event of Default.

                 Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment.

                 A Company fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                 (b) Representation or Warranty.

                 Any representation or warranty by a Company or any of its Subsidiaries made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by a Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults.

                 A Company fails to perform or observe any term, covenant or agreement contained in Sections 6.01, 6.02, 6.03 or 6.09 and such failure shall continue unremedied for a period of five days after the date upon which written notice thereof is given to a Company by the Applicable Agent of such Company; or a Company fails to perform or observe any term, covenant or agreement contained Article VII;

                 (d) Other Defaults.

                 A Company or any of its Significant Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer of such Company knew of such failure or (ii) the date upon which written notice thereof is given to a Company by the Applicable Agent of such Company, or

                 (e) Cross-Default.

                 A Company or any of its Significant Subsidiaries (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than One Million Canadian Dollars (Cdn$1,000,000) in the case of the Canadian Company or any of its Significant Subsidiaries and One Million U.S. Dollars (U.S.$1,000,000) in the case of the U.S. Company or any of its Significant Subsidiaries (other than its Subsidiaries organized under the laws of Canada or any province thereof) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (f) Insolvency; Voluntary Proceedings.

                 A Company or any of its Significant Subsidiaries (i) generally fails to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings.

                 (i) Any involuntary Insolvency Proceeding is commenced or filed against a Company or any Significant Subsidiary of a Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of a Company's or any of its Significant Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement filing or levy; (ii) a Company or any of its Significant Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) a Company or any of its Significant Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

                 (h) Monetary Judgments.

                 One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against a Company or any of its Significant Subsidiaries involving in the aggregate a liability (not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of One Million Canadian Dollars (Cdn$1,000,000) or more in the case of the Canadian Company or any of its Significant Subsidiaries or One Million U.S. Dollars (U.S.$1,000,000) or more in the case of the U.S. Company or any of its Significant Subsidiaries (other than its Subsidiaries organized under the laws of Canada or any province thereof), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or

                 (i) Non-Monetary Judgments.

                 Any non-monetary judgment order or decree shall be rendered against a Company or any of its Significant Subsidiaries which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j) Collateral.

                 Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

                 (k) Ownership.

                 (i) The failure of MLGA Fund II, L.P., a Delaware limited partnership ("MLGA") and its Affiliates to own, directly and free and clear of all Liens, at least 80% of the shares of such capital stock acquired in connection with that certain Stock Purchase Agreement dated as of December 13, 1994; or

                 (ii) The failure of MLGA and its Affiliates to own more capital stock of the U.S. Company than any other Person and such Person's Affiliates; or

                 (iii) The failure of the U.S. Company at any time to own, directly and free and clear of all Liens (other than the Liens of the U.S. Agent), 100% of the issued and outstanding shares of capital stock of the Canadian Company, on a fully diluted basis.

                 (iv) A "Change of Control" (as defined in the Subordinated Debt Documents) shall occur.

                 (l) Loss of Licenses.

                 Any Governmental Authority shall revoke or fail to renew any material license, permit or franchise of a Company or any of its Subsidiaries or a Company or any of its Subsidiaries shall for any reason lose any material license, permit or franchise or a Company or any of its Subsidiaries shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise and, in any such case, such revocation, failure to renew, loss or imposition is likely to have a Material Adverse Effect; or

                 (m) Guarantor Defaults.

                 The Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty to which it is a party; or the guaranty of the Guarantor shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or the Guarantor shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) shall occur with respect to the Guarantor.

                 (n) Material Adverse Change.

                 A Material Adverse Change shall have occurred.

                 (o) Non-Compliance with Subordinated Debt Documents.

                 An "Event of Default" as defined in the Subordinated Debt Documents shall occur or a default in the performance by any Company of any of its agreements set forth in any agreement, instrument or document evidencing any Subordinated Debt (and not constituting an Event of Default under any of the other subsections of this Section 8.01), and continuance of such default after the expiration of the grace or cure period (if any) set forth therein.

                 8.02. Remedies.

                 If any Event of Default occurs, the Applicable Agent of a Company shall, at the request of, or may, with the consent of, the Majority Lenders,

                 (a) declare the Commitment to make Loans and to participate in Letters of Credit of each Applicable Lender of such Company to be terminated, whereupon such Commitments shall forthwith be terminated;

                 (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document by such Company to be immediately due and payable; without presentment demand, protest or other notice of any kind, all of which are hereby expressly waived by such Company; and

                 (c) exercise on behalf of itself and the Applicable Lenders of such Company all rights and remedies available to it and the Applicable Lenders of such Company under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections (f)(iii) or (g) of Section 8.01 above (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein) with respect to a Company, the obligation of each Applicable Lender of such Company to make Loans to such Company shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid of such Company shall automatically become due and payable without further act of the Applicable Agent of such Company or any Applicable Lender of such Company.

                 8.03. Rights Not Exclusive.

                 The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                   THE AGENT

                 9.01. Appointment and Authorization.

                 Each Lender irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent.

                 9.02. Delegation of Duties.

                 Each Agent may, at any time and from time to time, execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limiting the foregoing, an Agent may, at any time and from time to time, execute any of its duties under this Agreement or any other Loan Document by or through the other Agent subject to any Requirement of Law. In connection with the foregoing, the Agents may enter into such arrangements or agreements as the Agents deem appropriate without the consent of the Lenders or the Companies. Neither Agent shall be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects with reasonable care.

                 9.03. Liability of Agent.

                 None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by a Company or any Subsidiary or Affiliate of a Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of a Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of a Company or any Subsidiaries or Affiliates of a Company.

                 9.04. Reliance by Agent.

                 (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to a Company), independent accountants and other experts selected by either Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by either Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

                 9.05. Notice of Default.

                 Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid by a Company to such Agent for the account of such Company's Applicable Lenders, unless such Agent shall have received written notice from a Lender or a Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that either Agent receives such a notice, such Agent shall give notice to the other Agent and the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until such Agent shall have received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

                 9.06. Credit Decision.

                 Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by an Agent hereinafter taken, including any review of the affairs of a Company and its Subsidiaries shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon either Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Companies and their Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to any Lenders by an Agent, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of a Company which may come into the possession of any of the Agent-Related Persons.

                 9.07. Indemnification.

                 Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Companies and without limiting the obligation of the Companies to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of an Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that such Agent is not reimbursed for such expenses by or on behalf of a Company, Without limiting the generality of the foregoing, if the Internal Revenue Service of the United States or any other Governmental Authority or other jurisdiction asserts a claim that an Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such

Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to such Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

                 9.08. Agent in Individual Capacity.

                 BofA (Canada), BofA (U.S.) and the Affiliates of BofA (Canada) and/or BofA (U.S.) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with a Company and its Subsidiaries and Affiliates as though such person were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that pursuant to such activities, BofA (Canada), BofA (U.S.) or their Affiliates may receive information regarding the Companies or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Companies or such Affiliates) and acknowledge that neither Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of BofA (Canada) and BofA (U.S.) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each of BofA (Canada) and BofA (U.S.) in its individual capacity.

                 9.09. Successor Agent.

                 An Agent may resign as Agent upon 30 days' notice to the Lenders. If an Agent shall resign as Agent under this Agreement the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent (and if such successor agent is succeeding the Canadian Agent, the term "Canadian Agent" shall mean such successor agent and if such successor agent is succeeding the U.S. Agent, the term "U.S. Agent" shall mean such successor agent) and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such retiring Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

                 9.10. Collateral Matters.

                 (a) Each Agent is authorized, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to the Collateral

Documents to which such Agent is a party (or any Collateral the subject of such Collateral Documents) which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to such Collateral Documents.

                 (b) The Lenders irrevocably authorize each Agent, at the option and in the discretion of such Agent, to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) upon payment in full of all Obligations secured by such Lien and termination of any Commitments under which additional Obligations could arise which would be secured by such Lien; (iii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iv) constituting Property in which a Company or any Subsidiary of a Company owned no interest at the time the Lien was granted or at any time thereafter; (v) constituting Property leased to a Company or any Subsidiary of a Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Company or such Subsidiary to be, renewed or extended; (vi) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vii) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in subsection 10.01(f). Upon request by an Agent at any time, the Lenders will confirm in writing such Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.10(b).

                 (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of a Company or any of its Subsidiaries) that a Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

                 9.11. Co-Agents.

                 The parties hereto agree that the Co-Agents do not have any special rights or powers under this Agreement but are entitled, in their capacity as Co-Agents hereunder, to the same protections afforded to each Agent under this Article IX.

                                   ARTICLE X

                                 MISCELLANEOUS

                 10.01. Amendments and Waivers.

                 No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Company therefrom, shall be effective unless the same shall be in writing and signed by each Company or Subsidiary of a Company party thereto and the Majority Lenders or, if the Lenders are not a party thereto, the Agents (with the written consent of the Majority Lenders), and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each Company or Subsidiary of a Company party to the Loan Document to which such amendment, waiver or consent applies and all of the Lenders, or if the Lenders are not a party thereto, the Agents (with the written consent of all of the Lenders), do any of the following:

                 (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 8.02(a)) or subject any Lender to any additional obligations;

                 (b) postpone or delay any date fixed pursuant to Sections 2.08, 2.09, 2.10 or 2.15 for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

                 (e) amend this Section 10.01 or Section 2.14 or any provision providing for consent or other action by all Lenders; or

                 (f) discharge any Guarantor, or release Collateral with an aggregate fair market value in excess of Two Million U.S. Dollars
(U.S.$2,000,000) in any one transaction or series of related transactions except as otherwise may be provided herein or in the Collateral Documents,

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agents in addition to the majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agents under this Agreement or any other Loan Document.

                 10.02. Notices.

                 (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided, that any matter transmitted by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Companies and the Agents.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery be effective on the day following the day when delivered to the overnight delivery service, or when faxed, be effective when transmitted by facsimile machine, or if mailed, upon the third Business Day after the date deposited into the mail, or if otherwise delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agents.

                 (c) Each Company acknowledges and agrees that any agreement of the Agents and the Lenders in Article II herein to receive certain notices by telephone is solely for the convenience and at the request of such Company. The Agents and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Company to give such notice and the Agents and the Lenders shall not have any liability to a Company or any other Person on account of any action taken or not taken by the Agents or the Lenders in reliance upon such telephonic notice. The obligation of a Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Lenders to receive written confirmation of any telephonic notice or the receipt by the Agents and the Lenders of a confirmation which is at variance with the terms understood by the Agents and the Lenders to be contained in the telephonic notice.

                 (d) All notices sent to the Canadian Agent shall also be simultaneously sent to the U.S. Agent.

                 10.03. No Waiver; Cumulative Remedies.

                 No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                 10.04. Costs and Expenses.

                 Each Company shall, whether or not the transactions contemplated hereby shall be consummated:

                 (a) pay or reimburse each of its Applicable Lenders and its Applicable Agents five Business Days after demand for all costs and expenses incurred by them in connection with the development preparation, negotiation, delivery, closing, ongoing administration and execution of, and any amendment supplement waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Applicable Agent (including in its capacity as Agent) with respect thereto;

                 (b) pay or reimburse each of its Applicable Lenders and its Applicable Agent within five Business Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document and any such other documents, including Attorney Costs, incurred by such Agent and any such Lender, and

                 (c) pay or reimburse its Applicable Agent within five Business Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by such Agent in connection with the matters referred to under subsections (a) and (b) of this Section 10.04.

                 10.05. Indemnity.

                 Whether or not the transactions contemplated hereby shall be consummated:

                 (a) General Indemnity.

                 Each Company shall, jointly and severally, pay, indemnify, and hold each Lender, each Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, the execution, delivery, enforcement performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that neither Company shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                 (b) Environmental Indemnity.

                 (i) Each Company, jointly and severally, hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim. No action taken by legal counsel chosen by either Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair a Company's obligation and duty hereunder to indemnify and hold harmless each Agent and each Lender.

                 (ii) In no event shall any site visit, observation, or testing by either Agent or any Lender (or any contractee of either Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither of the Companies nor any other Person is entitled to rely on any site visit, observation, or testing by either Agent or any Lender. Neither of the Agents nor any Lender owes any duty of care to protect either Company or any other Person against, or to inform either Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither Agent nor any Lender shall be obligated to disclose to either Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by either Agent or any Lender.

                 (c) Survival Defense.

                 The obligations in this Section 10.05 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Companies shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Companies. All amounts owing under this Section 10.05 shall be paid within 30 days after demand.

                 10.06. Marshaling; Payments Set Aside.

                 Neither of the Agents nor any Lender shall be under any obligation to marshal any assets in favor of a Company or any other Person or against or in payment of any or all of the Obligations. To the extent that a Company makes a payment or payments to the Agents or the Lenders, or the Agents or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by an Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be reviewed and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Lender severally agrees to pay to each Agent upon demand its ratable share of the total amount so recovered from or repaid by such Agent.

                 10.07. Successors and Assigns.

                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                 10.08. Assignments, Participations, Etc.

                 (a) Any Applicable Lender of a Company may, with the written consent of such Company and the Applicable Agent of such Company, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided, that no written consent of a Company or an Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder with respect to such Company, so long as the minimum amount of such assignment (which, when added to the portion of the Loans, the Commitments and the other rights and obligations with respect to the other Company contemporaneously assigned by such Lender or such Lender's Affiliate) equals Five Million U.S. Dollars (U.S.$5,000,000); provided however, that (i) such Company and its Applicable Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to such Company and such Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to such Company and such Agent an Assignment and Acceptance in the form of Exhibit K (an "Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Lender or Assignee has paid to such Agent a processing fee in the amount of Three Thousand U.S. Dollars (U.S.$3,000); and (ii) no Applicable Lender of a Company may assign or delegate any part of the Loans, the Commitments or the other rights and obligations of such Lender hereunder with respect to such Company to an Assignee unless such Lender (or the Affiliate of the Lender that is an Applicable Lender of the other Company) assigns and delegates to such Assignee (or an Affiliate of such Assignee) an equal percentage of the Loans, the Commitments and the other rights and obligations of such Lender (or such Affiliate of such Lender) hereunder with respect to the other Company.

                 (b) From and after the date that an Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Within five Business Days after its receipt of notice by an Applicable Agent of a Company that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment pursuant to subsection 10.08(a)), such Company shall execute and deliver to such Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such assigning Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                 (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) no Lender of a Company may participate any part of the Loans, the Commitments or other interests of such Lender to a Participant unless such Lender (or the Affiliate of such Lender that is an Applicable Lender of the other Company) participates to such Participant (or an Affiliate of such Participant) an equal percentage of the Loans, the Commitments and other interests of such Lender (or such Affiliate of such Lender) with respect to the other Company, (ii) the originating Lender's obligations under this Agreement shall remain unchanged, (iii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iv) the Companies and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                 (e) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by a Company or any Subsidiary of a Company and provided to it by a Company or any Subsidiary of a Company, or by an Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than a Company, provided, that such source is not bound by a confidentiality agreement with a Company known to such Lender; provided further, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable

Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which an Agent, any Lender or their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and
(F) to such Lender's independent auditors and other professional advisors. Notwithstanding the foregoing, each Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Lender's possession concerning such Company or its Subsidiaries which has been delivered to an Agent or any Lender pursuant to this Agreement or which has been delivered to an Agent or any Lender by such Company in connection with the Lenders' credit evaluation of such Company prior to entering into this Agreement; provided that, unless otherwise agreed by such Company, such Transferee agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder.

                 (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender to the U.S. Company may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided, that any payment in respect of such assigned Loans or Notes made by a Company to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy such Company's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (g) BAI may assign its obligations as an Issuer to an Affiliate of BAI without the prior written consent of any party hereto. In connection with such assignment, each of the parties hereto agrees to execute such documents as are reasonably requested by such Affiliate of BAI to effectuate such assignment.

                 10.09. Set-off

                 In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Companies, any such notice being waived by the Companies to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of a Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not an Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Companies and the Agents after any such set-off and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S

LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF A COMPANY OR ANY SUBSIDIARY OF A COMPANY HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY LENDERS.

                 10.10. Collateral Account.

                 (a) Each Company hereby authorizes and directs its Applicable Agent to establish and maintain with such Applicable Agent, or at such Applicable Agent's election, with an Affiliate of such Applicable Agent, as a blocked account in the name of such Applicable Agent on behalf of the Applicable Lenders of such Company, a deposit account designated as the "Collateral Account".

                 (b) Al] amounts held in a Collateral Account pertaining to a Company shall secure the Obligations of such Company and may be applied to the Obligations of such Company as provided in the Loan Documents.

                 (c) Any interest received in respect of investments of any amounts deposited in a Collateral Account pertaining to a Company shall be remitted by such Company's Applicable Agent to such Company on the last Business Day of each calendar quarter, provided that an Agent shall not remit any such interest if any Event of Default has occurred and is continuing.

                 (d) Cash held by an Agent, or an Affiliate of an Agent, in the Collateral Account shall be invested or reinvested as follows:

                 (i) Any funds on deposit in a Collateral Account shall be held by an Agent, or any Affiliate of any Agent, in a non-interest-bearing account provided, that so long as no Event of Default shall have occurred and be continuing, a Company may, pursuant to written instructions, direct its Applicable Agent to invest funds on deposit in a Collateral Account in Cash Equivalents as indicated in such instructions; and

                 (ii) Each Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities held in a Collateral Account (A) so long as no Event of Default shall have occurred and be continuing, upon receipt of appropriate written instructions from a Company or (B) in any event if such sale is necessary to permit such Agent to perform its duties hereunder. Neither Agent shall have any responsibility for any loss resulting from a fluctuation in interest rates, the sale or disposition of any Cash Equivalent prior to the maturity date or otherwise.

Each Collateral Account shall be subject to such applicable laws, and such application regulations of the Board of Governors of the Federal Reserve System and of any other appropriate Governmental Authority, as may now or hereafter be in effect.

                 10.11. Intentionally Omitted.

                 10.12. Currency of Judgment.

                 If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange used shall be that at which the U.S. Agent, in accordance with normal banking procedures, could purchase the Original Currency with the Second Currency in the New York foreign exchange market on the Business Day preceding that on which final judgment is given. Such rate of exchange shall include any premium and costs of exchange payable in connection with such purchase. The obligation in the Original Currency shall, notwithstanding any judgment in the Second Currency, be discharged only to the extent that on the Business Day following receipt by the U.S. Agent of any sum adjudged to be so due in the Second Currency, the U.S. Agent may, in accordance with normal banking procedures, purchase the Original Currency with the Second Currency paid to the U.S. Agent in the New York foreign exchange market. If the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the Company owing such judgment agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents and Lenders against such loss.

                 10.13. Notification of Addresses, Lending Offices, Etc.

                 Each Lender shall notify the Agents in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agents shall reasonably request.

                 10.14. Counterparts.

                 This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Companies and the Agents.

                 10.15. Severability.

                 The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                 10.16. No Third Parties Benefited.

                 This Agreement is made and entered into for the sole protection and legal benefit of the Companies, the Lenders (including the Issuers) and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents (other than a Person that is a party thereto). Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

                 10.17.   Governing Law and Jurisdiction.

                 (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANIES, THE AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANIES, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANIES, THE AGENTS AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW. NOTWITHSTANDING THE FOREGOING, THE AGENTS AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST A COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 10.18. Waiver of Jury Trial.

                 THE COMPANIES, THE LENDERS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THESE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANIES, THE LENDERS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT
LIMITING THE FOREGOING, THE PARTIES

FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS
OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 10.19. Entire Agreement.

                 This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Companies, the Lenders and the Agents, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letter referenced in subsections 2.10(a) and 2.10(c), and any prior arrangements made with respect to the payment by the Companies of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agents or the Lenders.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written,

                                        STUART ENTERTAINMENT INC.

                                        By
                                          -----------------------------------
                                          Its President

                                        Address for notices:

                                        3211 Nebraska Avenue
                                        Council Bluffs, Iowa 50501
                                        Attn: President
                                        Facsimile: (712) 323-3215
                                        Telephone: (712) 323-1488



                                        BINGO PRESS & SPECIALTY LIMITED

                                        By
                                          -----------------------------------
                                          Its President

                                        Address for notices:

                                        c/o Stuart Entertainment, Inc.
                                        3211 Nebraska Avenue
                                        Council Bluffs, Iowa 50501
                                        Attn: Corporate Secretary
                                        Facsimile: (712) 323-3215
                                        Telephone: (712) 323-1488

                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as Agent

                                      By
                                        -----------------------------------
                                      Its
                                         ----------------------------------

                                      Address for notices:

                                      231 South LaSalle Street
                                      Chicago, Illinois 60697
                                      Attn: David McLeese
                                      Facsimile: (312) 828-3555
                                      Telephone: (312) 828-1851

                                      Address for payments:

                                      Bank of America NT & SA
                                      1455 Market Street
                                      San Francisco, California 94103
                                      ABA# 121000358
                                      For the credit of BanControl, #12330-14369
                                      Reference: Stuart Entertainment
                                      Attn: Agency Management Services

                                        BANK OF AMERICA CANADA, as Agent

                                        By
                                          -----------------------------------
                                        Its
                                           ----------------------------------

                                        Address for notices:

                                        200 Front Street West, Suite 2700
                                        Toronto Ontario M5V 3L2
                                        Attn: Clara McGibbon
                                        Facsimile: (416) 349-4282
                                        Telephone: (416) 349-5484

                                        Address for payments:

                                        200 Front Street West, Suite 2700
                                        Toronto Ontario M5V 3L2
                                        Attn: Loans Department
                                        Code: BOFACATT
                                        Reference: Bingo Press
                                        Facsimile: (416) 349-4282
                                        Telephone: (416) 349-5484

                                        BANK OF AMERICA ILLINOIS, as a Lender
                                        and Issuer

                                        By
                                          -----------------------------------
                                        Its
                                           ----------------------------------

                                        Address for notices:

                                        231 South LaSalle Street
                                        Chicago, Illinois 60697
                                        Attn: David F. McLeese
                                        Facsimile: (312) 828-3864
                                        Telephone: (312) 828-3555

                                        Domestic and Offshore Lending Office:

                                        231 South LaSalle Street
                                        Chicago, Illinois 60697
                                        Attn: Leveraged Finance Operations
                                        Reference: Stuart Entertainment

                                        BANK OF AMERICA CANADA, as a Lender and
                                        Issuer

                                        By
                                          -----------------------------------
                                        Its
                                           ----------------------------------

                                        Address for notices:

                                        200 Front Street West, Suite 2700
                                        Toronto Ontario M5V 3L2
                                        Attn: Richard Hall
                                        Facsimile: (416) 349-4283
                                        Telephone: (416) 349-4008

                                        THE CHASE MANHATTAN BANK, as Co-Agent
                                        and a Lender

                                        By
                                          -----------------------------------
                                        Its
                                           ----------------------------------

                                        Address for notices:

                                        999 Broad Street
                                        Bridgeport, Connecticut 06604
                                        Attn: A. Neil Sweeny, Vice President
                                        Facsimile: (203) 382-6573
                                        Telephone: (203) 368-5010

                                        Domestic and Offshore Lending Office

                                        999 Broad Street
                                        Bridgeport, Connecticut 06604
                                        Attn: AnnMarie Baldieri,
                                              Administrative Representative
                                        Facsimile: (203) 382-5302
                                        Telephone: (203) 382-5355

                                        Routing for Payments:

                                        The Chase Manhattan Bank
                                        A/C# 9009000119 for final credit
                                        to PC520
                                        Attn: Rich Kontos
                                        ABA# 021000021
                                        Reference: Stuart Entertainment

                                        THE CHASE MANHATTAN BANK OF CANADA,
                                        as Co-Agent and a Lender

                                        By
                                           -----------------------------------
                                        Its
                                           ----------------------------------

                                        Address for notices:

                                        on or before November 17, 1996

                                        150 King Street West
                                        16th Floor, Box 68
                                        Toronto, Ontario M5H IJ9
                                        Attn: Arun Bery
                                        Facsimile: (416) 585-3370
                                        Telephone: (416) 585-3300

                                        After November 17, 1996:

                                        1 First Canadian Place
                                        100 King Street West - Suite 6900
                                        P.0. Box 106
                                        Toronto, Ontario
                                        M5X 1A4 Canada
                                        Attn: Arun Bery
                                        Facsimile: (416) 216-4161
                                        Telephone: (416) 216-4134

                                        Routing for Payments:

                                        Royal Bank of Canada
                                        Main Branch, Toronto
                                        Correspondent Banking Division
                                        Transit # 07172
                                        F/A The Chase Manhattan Bank of Canada
                                        A/C# 219-247-4
                                        Reference: Bingo Press

                         LIST OF EXHIBITS AND SCHEDULES

List of Exhibits
----------------
Exhibit A        -        Compliance Certificate
Exhibit B-1      -        Canadian Company Notice of Borrowing
Exhibit B-2      -        U.S. Company Notice of Borrowing
Exhibit C-1      -        Canadian Company Notice of Conversion/Continuation
Exhibit C-2      -        U.S. Company Notice of Conversion/Continuation
Exhibit D        -        Pricing Change Certificate
Exhibit E-1      -        Canadian Company Revolving Notes
Exhibit E-2      -        U.S. Company Revolving Notes
Exhibit G-1      -        Opinion of Kutak Rock
Exhibit H        -        Opinion of McCarthy Tetrault
Exhibit I        -        Opinion of Goldberg, Kohn, Bell, Black, Rosenbloom &
                          Moritz, Ltd.
Exhibit J        -        Opinion of Meighen Demers
Exhibit K        -        Assignment and Acceptance Agreement

List of Schedules
-----------------
Schedule 2.1 (b)          Amount of Revolving Commitments
Schedule 5.5
Schedule 5.7
Schedule 5.11
Schedule 5.12
Schedule 5,18
Schedule 5.19
Schedule 7.1
Schedule 7.5(A)
Schedule 7.5(B)
Schedule 7.8
Schedule 7.9
Schedule 7.11





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